UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ROGERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2225 W. Chandler Blvd., Chandler, AZ 85224

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, May 9, 2019, at 8:30 a.m., local time, at Rogers’ Global Headquarters, located at 2225 W. Chandler Blvd., Chandler, Arizona 85224 for the following purposes:

1.
To elect eight members of the Board of Directors for the ensuing year: Keith L. Barnes, Michael F. Barry, Bruce D. Hoechner, Carol R. Jensen, Ganesh Moorthy, Jeffrey J. Owens, Helene Simonet and Peter C. Wallace.

2.	To vote on a non-binding advisory resolution to approve the 2018 compensation of the Company’s named executive officers.

3.	To vote on the approval of the Rogers Corporation 2019 Long-Term Equity Compensation Plan.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2019.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on Wednesday, March 6, 2019, the record date fixed by the Board of Directors for such purpose.

Your vote is important and Rogers Corporation strongly encourages you to vote. Regardless of whether you plan to attend the meeting, you can be sure your shares are represented at the meeting if you are a shareholder of record by promptly voting electronically over the Internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail) or, if your shares are held in a street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the Board of Directors of Rogers Corporation.

We cordially invite you to attend the meeting.

By Order of the Board of Directors
Jay B. Knoll, Senior Vice President, Corporate Development, General Counsel & Corporate Secretary
March 29, 2019

Proxy Statement Table of Contents

Proxy Statement	4
Proposal 1: Election of Directors	8
Nominees for Director, Director Qualifications and Experience	8
Stock Ownership of Management and Directors	11
Beneficial Ownership of More than Five Percent of Rogers' Stock	12
Corporate Governance Practices	13
Board of Directors	13
Director Independence	13
Board Leadership Structure	14
Board Diversity	14
The Board’s Role in Risk Oversight	15
Meetings of the Board and Committees	15
Directors’ Compensation	16
Audit Committee Report	18
Compensation Discussion and Analysis	19
Overview of Business Results	19
Named Executive Officers for 2018	20
Key Compensation Actions and Decisions	20
Role of Compensation and Organization Committee and the Decision Making Process	21
Role of Management	21
Role of Compensation Consultants	21
Use of Peer Group Data	21
2018 Compensation	22
Compensation and Organization Committee Report	28
Fiscal Year 2018 Summary Compensation Table	29
All Other Compensation for Fiscal Year 2018 Table	30
Grants of Plan Based Awards for Fiscal Year 2018 Table	31
Additional Information Regarding (i) the Summary Compensation Table and (ii) Stock Awards Shown in Grants of Plan Based Awards for Fiscal Year 2018 Table	31
Outstanding Equity Awards at End of Fiscal Year 2018 Table	32
Stock Vested for Fiscal Year 2018 Table	33
Pension Benefits at End of Fiscal Year 2018 Table	33
Non-Qualified Deferred Compensation at End of Fiscal Year 2018 Table	34
Potential Payments on Termination or Change in Control	35
Post Termination Table	38
Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve 2018 NEO Compensation	41
CEO Pay Ratio	42
Proposal 3: Vote on the Approval of the Rogers Corporation 2019 Equity Compensation Plan	42
Proposal 4: Ratification of PricewaterhouseCoopers LLP as Independent Auditor	51
Related Party Transactions	52
Section 16(a) Beneficial Ownership Reporting Compliance	52
Shareholder Proposals and Other Shareholder Business at the 2020 Annual Meeting of Shareholders	52
Solicitation of Proxies	53
“Householding” of Proxy Materials	53
Communications with Members of the Board of Directors	53
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2019	53
Availability of Certain Documents	54
Exhibit A: 2019 Equity Compensation Plan	55
Proxy Card	70

2225 W. Chandler Blvd., Chandler, Arizona 85224 / 480-917-6000
Proxy Statement

We are providing you with this proxy statement and proxy card (by mail, email, or over the Internet) in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation (“Rogers,” “Company,” “Registrant,” “we” or, when used in the possessive form, “our”) for the Annual Meeting of Shareholders to be held on Thursday, May 9, 2019, at 8:30 a.m. local time, at 2225 W. Chandler Blvd., Chandler, Arizona 85224.
What is the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) and why did I receive it but no proxy materials by mail or email?
Unless you have requested that we provide a copy of our proxy materials (including our 2018 annual report) to you by mail or email, we are providing only the Notice to you by mail or email. The Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. This proxy statement is dated March 29, 2019 and distribution of the Notice to shareholders is scheduled to begin on or about March 29, 2019. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) in order to conserve natural resources and reduce our costs of printing and distributing the proxy materials, while providing a convenient method for shareholders to access the materials and vote.
What is the purpose of the Annual Meeting of Shareholders?

1.
To elect eight members of the Board of Directors for the ensuing year: Keith L. Barnes, Michael F. Barry, Bruce D. Hoechner, Carol R. Jensen, Ganesh Moorthy, Jeffrey J. Owens, Helene Simonet, and Peter C. Wallace. (See pages 8-10 for additional information.)

2.	To vote on a non-binding advisory resolution to approve the 2018 compensation of our named executive officers (“NEOs”). (See page 42 for additional information.)

3.	To vote on the approval of the Rogers Corporation 2019 Long-Term Equity Compensation Plan (the “2019 Equity Plan”). (See page 43 for additional information.)

4.
To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2019. (See page 52 for additional information.)

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

Who can vote at the Annual Meeting of Shareholders?
If you are a shareholder of record as of the close of business on March 6, 2019 (the “record date”), you are entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, 18,533,687 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding.
You are entitled to one vote for each share owned as of the close of business on the record date.

How do I get admitted to the Annual Meeting of Shareholders?
Attendance at the meeting will be limited to the following:

•	Shareholders that hold shares of our capital stock in their own name (as “shareholders of record”) as of the record date;

•	Shareholders that beneficially own shares of our capital stock through a bank, brokerage firm, dealer or other similar organization as nominee (in “street name”) as of the record date;

•	The Company’s external auditors; and

•	Director nominees and members of Company management who will facilitate the meeting.
You will need an admission ticket or proof of ownership to enter the meeting. An admission ticket is attached to your proxy card if you are a shareholder of record. If your shares are held in street name, you must present proof of your ownership of our capital stock, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you hold your shares in street name and plan to vote in person at the meeting, you will also need to bring a legal proxy from your nominee and present it to the inspector of elections with your ballot.
All shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting.
How do I vote shares held under my name?
If you are a shareholder of record, you may instruct the Company on how to vote your shares by:

•	using the Internet voting site listed on the proxy card or Notice;

•	using the toll-free telephone number listed on the proxy card; or

•	marking, signing, dating and returning the proxy card by mail.
You may also attend the meeting and vote your shares in person at the meeting.
How do I vote shares that I hold through the Company’s Global Stock Purchase Plan (“GSPP”)?
Shares owned by employees or former employees as a result of participation in the GSPP may, to the extent such shares are held in the name of the employee or former employee, be voted as set forth in “How do I vote shares held under my name?”. Shares purchased under the GSPP but held in street name by a nominee must be voted in accordance with the instructions for voting in “How do I vote shares not held under my name?”.
How do I vote shares not held under my name?
If your shares are held in street name by a nominee, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card. Shares held in employees’ or former employees’ 401(k) plans (the “Rogers Employee Savings and Investment Plan”) may be voted in a similar manner.
Under the rules and practices of the New York Stock Exchange (“NYSE”), if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of PwC is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The proposals to elect directors; to approve, on an advisory basis, the compensation of our NEOs; and to approve the 2019 Equity Plan are “non-routine” matters. The absence of voting instructions from you to your nominee on these “non-routine” matters will result in a “broker non-vote” because the nominee does not have discretionary voting power for those proposals. “Broker non-votes” and “withhold” votes do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.

How many holders of the Company’s outstanding shares must be present to hold the Annual Meeting of Shareholders?
In order to conduct business at the meeting, it is necessary to have a quorum. The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting constitutes a quorum with respect to that matter. “Broker non-votes” and abstentions will be considered present for the purpose of establishing a quorum.
How many votes are required to elect directors? How many votes are required for the other proposals to pass?

1.
Election of directors: To be elected, each director requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board has adopted a majority vote policy. Under this policy, any director nominee in an uncontested election who receives a greater number of votes “withheld” for his or her election than votes “for” such election must submit his or her resignation for consideration by our Nominating and Governance Committee and our Board. (See additional discussion on page 10.) Abstentions and “broker non-votes” do not constitute votes properly cast favoring or opposing director elections and, accordingly, will not have any effect on the outcome of this vote.

2.
Advisory vote on NEO compensation: To pass, the proposal to approve, on an advisory basis, the 2018 compensation of our NEOs must be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.

3.
Approval of the 2019 Equity Plan: To pass, the proposal to approve must be approved by the affirmative vote of the majority of votes properly cast. Abstentions and “broker non-votes” will not have any effect on the outcome of this vote.

4.
Ratification of PwC appointment: To pass, the proposal to ratify the appointment of PwC must be approved by the affirmative vote of the majority of votes properly cast. Abstentions will not have any effect on the outcome of this proposal, but your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this vote.

You are strongly encouraged to vote your shares.
How will my shares be voted if I complete and return my proxy card?
Whichever method you use to transmit your instructions, your shares of Rogers’ capital stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, your shares will be voted:

•	FOR the election of the nominees for director;

•	FOR the advisory vote to approve the 2018 compensation of our NEOs;

•	FOR the approval of the 2019 Equity Plan;

•	FOR the ratification of the appointment of PwC as the Company’s independent accounting firm for 2019; and

•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting, if any such matters are properly raised at the meeting.
If I execute a proxy, may I still attend the Annual Meeting of Shareholders to vote in person or choose to change or revoke my vote?
Execution of a proxy will not in any way affect your right to attend the meeting and vote in person.
Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Corporate Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted) or by attending and voting at the meeting.

Who counts the votes?
Votes at the annual meeting will be tabulated by the inspectors of election appointed by the Company.

Proposal 1: Election of Directors
The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified. The Board of Directors has been advised that each nominee will serve if elected. All of the nominees are currently directors of Rogers and all were elected to their present term at the 2018 Annual Meeting of Shareholders.

Nominees for Director, Director Qualifications and Experience
The biographical information below identifies the primary experience, qualifications, attributes and skills of the eight nominees for director at our 2019 Annual Meeting of Shareholders.

Name, age as of March 6, 2019, and positions with the Company	Principal Occupation, Business Experience, Directorships and Qualifications

Keith L. Barnes Age 67 Director since 2015 Compensation & Organization Committee - Chairperson Nominating & Governance Committee
Mr. Barnes is the retired Chairman and CEO of Verigy Pte Ltd. Mr. Barnes was CEO of Verigy from 2006-2011 and Chairman of the Board from 2009-2011. Prior to acquisition, Verigy was a leading manufacturer of semiconductor capital equipment started by Hewlett Packard and spun out of Agilent Technologies. From 2003-2006, Mr. Barnes was Chairman and CEO of Electroglas, a leading manufacturer of semiconductor probing solutions. Mr. Barnes was Chairman and CEO of Integrated Measurement Systems (“IMS”) from 1995-2001 when IMS was acquired. Mr. Barnes also serves as a director of Knowles Corporation and Viavi Solutions. The qualifications and skills that make Mr. Barnes well suited to serve as a member of our Board include his experience in global manufacturing, supply chain management, semiconductor systems and software development, marketing and sales, international business, governance and executive management, along with his public board and committee experience.

Michael F. Barry Age 60 Director since 2010 Lead Director Compensation & Organization Committee Audit Committee
Since 2009, Mr. Barry has been Chairman of the Board of Directors of Quaker Chemical Corporation. He joined the Quaker Board and became Quaker’s President and Chief Executive Officer in 2008. Mr. Barry has held a number of other positions with Quaker since 1998, including Chief Financial Officer, Vice President and Global Industry Leader - Industrial Metalworking and Coatings, and Senior Vice President and Managing Director - North America. By serving in a variety of leadership and executive positions with Quaker, Mr. Barry has gained experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development and manufacturing. In 2018, Mr. Barry became a director of Livent Corporation. This extensive and varied business experience is a valuable resource to the Rogers’ Board of Directors and its management.

Bruce D. Hoechner Age 59 Director since 2011 President and Chief Executive Officer
Mr. Hoechner, who became the Company’s President and Chief Executive Officer in 2011, has many years of broad leadership experience across numerous geographies, businesses and functions in the specialty chemicals industry with particularly strong international business expertise. For over ten years of his career he lived and worked in Singapore, Thailand and Shanghai, People’s Republic of China. His Asian assignments were first with Rohm and Haas Company, for which he worked for 28 years, and then The Dow Chemical Company after its acquisition of Rohm and Haas in 2009. While in Shanghai, Mr. Hoechner was responsible for a variety of businesses, including as President, Asia Pacific Region, Dow Advanced Materials Division. He has also led a number of specialty chemical global business units, which had wide-ranging operations in Europe, North America, Latin America and Asia. Mr. Hoechner is also a director of Curtiss-Wright Corporation. Mr. Hoechner’s broad, global industry experience and his service as our Chief Executive Officer led the Board to conclude that he should continue to serve as a director.

Carol R. Jensen Age 66 Director since 2006 Audit Committee Nominating & Governance Committee
Ms. Jensen is currently President and Principal Partner of Lightning Ranch Group, a privately held group of companies in ranching, real estate, technology consulting, energy and aviation. She previously served as a director of the Microelectronic Computer Corporation and the American Chamber of Commerce - Denmark. She previously held positions at The Dow Chemical Company (as Vice President of Research & Development of Performance Chemicals 2001-2004); 3M Corporation (as Executive Director of Research & Development 2000-2001, Managing Director of 3M Denmark 1998-2000, and Technical Director of 3M’s Electronic Products business 1990-1998) and IBM Corporation (various research, development, marketing and strategic corporate positions 1979-1990). She was also an adjunct professor of Chemistry at the University of Texas, Austin (1991-1994). In these positions she gained experience in the electronics and Internet industries, the chemical and materials industry, and in research, marketing, development, manufacturing, sales, international business, governance and executive management. This technical background and experience make Ms. Jensen a valuable member of the Company’s Board of Directors and a great resource to its management.

Ganesh Moorthy Age 59 Director since 2013 Audit Committee Compensation & Organization Committee
In February 2016, Mr. Moorthy was named President of Microchip Technology Incorporated, adding that position to the post of Chief Operating Officer, a title he has held since 2009. Microchip is a leading provider of microcontroller, mixed-signal, analog, memory and Flash-IP solutions. He served as Executive Vice President of Microchip from 2006 to 2009. From 2001 to 2006, Mr. Moorthy served as Vice President of several Microchip divisions. From 2010 to 2014, he served as a member of the Board of Directors of Hua-Hong Grace Semiconductor in Shanghai, China. He is also a member of the University of Washington’s Electrical Engineering Board of Advisors. Mr. Moorthy’s extensive background in a number of Rogers’ key industries and his global expertise in business and technology leadership make him well qualified to provide valuable insight to the Board of Directors and management of Rogers.

Jeffrey J. Owens Age 64 Director since 2017 Audit Committee Nominating & Governance Committee
Mr. Owens most recently served as Executive Vice President and Chief Technology Officer of Delphi Automotive PLC, until his retirement in March 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles, including serving as President of Delphi’s Electronics and Safety Division and during his tenure had international responsibilities. Mr. Owens is also a director of Cypress Semiconductor Corporation. Mr. Owens recently served as Chairman of the Kettering University Board of Trustees and is currently a trustee. Mr. Owens’ global experience and leadership roles in innovation and technology, particularly in the areas of Advanced Mobility and Advanced Connectivity, make him an excellent addition to the Board.

Helene Simonet Age 66 Director since 2014 Audit Committee - Chairperson Compensation & Organization Committee
Ms. Simonet served as Executive Vice President and Chief Financial Officer of Coherent, Inc. from 2002 until her retirement in February 2016. She served as Vice President of Finance of Coherent’s former Medical Group and Vice President of Finance of its Photonics Division from 1999 to 2002. Prior to joining Coherent, Ms. Simonet spent over twenty years in senior finance positions at Raychem Corporation’s Division and Corporate organizations, including Vice President of Finance of Raynet Corporation. In March 2017, Ms. Simonet was appointed as a member of the Board of Directors of Finisar, Inc. Ms. Simonet is a well-rounded executive with broad experience in both executive and financial management of a global technology manufacturing company, international business, mergers and acquisitions, and strategic planning. This experience and her expertise in areas important to Rogers make her an important asset to the Board.

Peter C. Wallace Age 64 Director since 2010 Nominating & Governance Committee - Chairperson Compensation & Organization Committee
Mr. Wallace served as Chief Executive Officer and a director of Gardner Denver Inc., an industrial manufacturer of compressors, blowers, pumps and other fluid control products used in numerous global end markets until his retirement in January 2016. He served as President and Chief Executive Officer and a director of Robbins & Myers, Inc. from 2004 until 2013, when the company was acquired by National Oilwell Varco, Inc. Prior to joining Robbins & Myers, he was President and Chief Executive Officer of IMI Norgren Group from 2001 to 2004. Mr. Wallace is a director of Curtiss-Wright Corporation and a director and chairman of the board of Applied Industrial Technologies, Inc. He also serves on the board of a private manufacturing firm engaged in packaging equipment and consulting services. Mr. Wallace’s career has included senior functional roles in application engineering, sales, marketing, and international operations as well as chief executive officer at four multinational corporations. This broad and extensive leadership and board experience is valuable to Rogers’ Board of Directors and to management.

None of the nominees for director are subject to any arrangement pursuant to which directors will be elected, nor are there any family relationships between any directors and any of the Company’s executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or in which the persons have a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions during the last 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director.
Vote Required
Election of directors: To be elected, each director requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a majority vote policy. Under this policy, any director nominee in an uncontested election who receives a greater number of votes “withheld” for his or her election than votes “for” such election must submit his or her resignation for consideration by our Nominating and Governance Committee and our Board. (See additional discussion on pages 8-10.) Abstentions and “broker non-votes” do not constitute votes properly cast favoring or opposing director elections and, accordingly, will not have any effect on the outcome of this vote.

The Board recommends a vote “FOR” the election of each of the director nominees listed above.

Stock Ownership of Management and Directors
This table provides information about the beneficial ownership of Rogers’ capital stock as of March 6, 2019, by each of the current members of the Board of Directors, the NEOs listed in the “Fiscal Year 2018 Summary Compensation Table” on page 29, and by all current directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
Name of Person or Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Keith L. Barnes	2,150	*
Michael F. Barry	15,300	*
Robert C. Daigle	24,637	*
Jeffrey M. Grudzien	16,217	*
Bruce D. Hoechner(3)	96,648	*
Carol R. Jensen(4)	10,088	*
Michael M. Ludwig	851	*
Ganesh Moorthy(4)	6,300	*
Jeffrey J. Owens	850	*
Helene Simonet	5,500	*
Janice E. Stipp(5)	8,183	*
Peter C. Wallace	13,300	*
Mark D. Weaver	592
Helen Zhang	0	*
All Current Directors and Executive Officers as a Group (16 Persons)(1)	201,393	1.09
* None of our executive officers or directors, individually, owned more than 1.0% of our outstanding capital stock as of March 6, 2019.

(1)	Represents the total number of currently owned shares and shares acquirable within 60 days of March 6, 2019.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 18,533,687 shares of capital stock outstanding as of March 6, 2019, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of March 6, 2019, as described in footnote (1) above.

(3)
Mr. Hoechner owns 53,328 shares as to which investment and voting power is shared with his spouse. Mr. Hoechner’s total ownership includes 820 shares held by a trust for which his spouse serves as trustee. Mr. Hoechner’s total ownership also includes 42,500 shares held by a Grantor Retained Annuity Trust for which he serves as trustee.

(4)	Ms. Jensen and Mr. Moorthy own, respectively, 10,088 and 6,300 shares in trusts in which investment and voting power is shared with their respective spouses.

(5)
Ms. Stipp’s employment as Chief Financial Officer terminated on May 16, 2018, after which she served as a consultant from May 17, 2018, through November 19, 2018. The number of shares shown is based on Ms. Stipp’s holdings as of the date her employment terminated, as the Company does not have more recent information regarding her holdings.

Beneficial Ownership of More than Five Percent of Rogers’ Stock
Except as otherwise noted below, this table provides information regarding beneficial ownership of each person known to Rogers to own more than 5% of its outstanding capital stock as of December 31, 2018 based upon filings by each such person with the SEC on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise noted, the beneficial owners have sole voting and dispositive power with respect to the shares listed below.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	2,645,486	14.3%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	1,899,662	10.2%
Neuberger Berman Group(4) 1290 Avenue of the Americas New York, NY 10104	1,671,323	9.0%
William Blair(5) 150 North Riverside Plaza Chicago, IL 60606	1,444,676	7.8%
Janus Henderson Group plc(6) 201 Bishopsgate London EC2M 3AE United Kingdom	1,138,641	6.1%

(1)	Based on 18,533,687 shares outstanding as of the record date, March 6, 2019.

(2)
Blackrock, Inc., a parent holding company, reported it has sole voting power with respect to 2,605,068 of the shares listed above and sole dispositive power with respect to all of the shares listed above.

(3)
The Vanguard Group, a registered investment adviser, reported it has sole voting power with respect to 28,779 of the shares listed above, shared voting power with respect to 2,889 of the shares listed above, sole dispositive power with respect to 1,870,105 of the shares listed above, and shared dispositive power with respect to 29,557 of the shares listed above.

(4)
Neuberger Berman Group LLC, and Neuberger Berman Investment Advisers LLC, reported shared voting power with respect to 1,657,268 shares listed above, and shared dispositive power with respect to all of the shares listed above. Each of Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund reported shared voting power and shared dispositive power with respect to 1,179,669 of the shares listed above. These entities filed as a group, and are collectively referred to as “Neuberger Berman Group” above.

(5)
William Blair Investment Management, LLC, a registered investment adviser, reported it has sole voting power with respect to 1,321,952 shares listed above, with sole dispositive power with respect to all of the shares listed above. William Blair Investment Management, LLC, is referred to above as “William Blair.”

(6)
Janus Henerson Group plc, a parent holding company, reported that it has sole voting power with respect to none of the shares listed above and sole dispositive power with respect to all of the shares listed above.

Corporate Governance Practices
The Board of Directors has adopted Corporate Governance Guidelines, provisions of our bylaws and other formal policies that establish a framework for our corporate governance practices. In addition to practices described below under “Board of Directors,” our corporate governance practices include the following:

•
A majority vote policy providing that, in an uncontested election, a director who receives a greater number of votes “withheld” for his or her election than votes “for” such election must submit his or her offer of resignation for consideration by the Nominating and Governance Committee of the Board of Directors.

•	Annual election of all directors.

•
A retirement policy for directors, set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the Board deems it advisable to do so.

•
While a majority of the Board must be independent under NYSE listing standards, our Corporate Governance Guidelines set a goal for at least two-thirds of our directors to be independent. The Board of Directors has determined that seven of its eight current directors, representing approximately 88% of the Board, are independent.

•	Three directors who meet the definition of “audit committee financial experts” under SEC regulations, two of whom serve on the Audit Committee.

•	An independent “Lead Director” position.

•	Regular meetings of non-management directors in executive session, at which the “Lead Director” generally presides.

•
Active participation by the Board of Directors in Company strategy decisions and oversight through, among other things, annual review of a strategic plan and a one-year operating plan that is linked to strategic objectives.

•	Oversight by the Board of Directors, with the assistance of our Compensation and Organization Committee, of succession planning for our executive officers, including the CEO.

•
Stock Ownership Guidelines designed to encourage executive officers and directors to accumulate a significant level of direct stock ownership, thereby aligning their interests with the interests of shareholders.

•
A Compensation Recovery Policy that enables the Board of Directors to recover any compensation earned by or paid to an executive officer based on any financial result or operating objective that was impacted by the officer’s misconduct.

•	An Insider Trading Policy that prohibits directors and executive officers from engaging in hedging or margining transactions or pledging of the Company’s stock.

•	Directors have complete access to all levels of management and are provided with opportunities to meet with members of management on a regular basis.

•	Annual self-evaluations by the Board of Directors, and each committee thereof, to assess their respective performance and ways in which such performance could be improved.

•	No shareholder rights agreement in place, although the Board of Directors may, subject to its fiduciary duties under applicable law, choose to implement a new shareholder rights plan in the future.

Board of Directors

Director Independence
Under NYSE listing standards, the Board of Directors is required to determine annually which of its directors are independent based on the absence of any direct or indirect material relationship between the Company and the director. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NYSE listing standards. In addition, the Board has adopted the following categorical standards, contained in the Rogers Corporation Corporate Governance Guidelines, which identify certain relationships deemed by the Board to be immaterial provided that they satisfy the criteria below:

•
If a Rogers director receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, the amount of such compensation must not exceed $30,000. This immateriality standard is not applicable to Audit Committee members, who may not accept any consulting, advisory or other compensatory fee from Rogers.;

•
If a Rogers director is an executive officer of another company that does business with Rogers, that company’s annual sales to, or purchases from, Rogers must be less than 1% of the revenues of that company;

•
If a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other must be less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; and

•
If a Rogers director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization must be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the calculation of the amount of Rogers’ contributions for this purpose.)

The Board of Directors has determined that all of the current directors, other than Mr. Hoechner, due to his position as President and Chief Executive Officer, satisfy these standards and do not have any direct or indirect material relationship with Rogers.

Board Leadership Structure
The Company’s bylaws provide that, unless otherwise provided by the directors, the CEO will preside, when present, at all meetings of shareholders and of the Board, unless, for meetings of the Board, a chairman of the Board has been appointed and is present, in which case he or she will preside. There is currently no chairman of the Board, which is consistent with the Board’s practice of appointing a Lead Director and selecting only directors who are also recently retired, or soon to be retired, Presidents and CEOs of the Company to serve as chairman. Accordingly, our President and CEO, Bruce Hoechner, presides over meetings of our Board of Directors and shareholders.
Additionally, we currently have an independent Lead Director, Michael F. Barry, whose responsibilities include calling meetings of independent directors, presiding at executive sessions of the non-management directors, and, if not all non-management directors are independent directors, at meetings of the independent directors, providing periodic feedback to the CEO, reviewing board agendas and being a person whom shareholders can contact should they wish to communicate with the Board. Other independent directors also provide input for board agendas. Our non-management directors hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. The Board currently has three standing committees: (1) Audit, (2) Compensation and Organization, and (3) Nominating and Governance. Each of these committees is comprised solely of independent directors, with each of the three committees having a separate chairperson who participates in the development of committee agendas.
We believe that this leadership structure has worked well for the Company. This structure creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. The Board periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our shareholders.

Board Diversity
As set forth in its Corporate Governance Guidelines, Rogers endeavors to have a Board with diverse experience at policy-making and strategic-planning levels in business and in other areas that are relevant to the Company’s activities. The Nominating and Governance Committee does not have a formal policy with respect to diversity in identifying or selecting nominees for Rogers’ Board, but in evaluating nominees, the committee assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing board members as well as the future needs of the Board.

The Board’s Role in Risk Oversight
The Board has an active role as a whole, and also at the committee level, in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. Although the Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and making recommendations to the Board related to the management of those risks.
The Board considers the most significant risks facing the Company and the Company’s general risk management strategy and evaluates risks to be taken by the Company based on the Company’s strategy and the current business environment. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Meetings of the Board and Committees
Board of Directors
The Board of Directors held eight meetings during 2018. All directors attended at least 75% in the aggregate of the Board and committee meetings held in 2018. Our Corporate Governance Guidelines provide that all directors are expected to attend the Annual Meeting of Shareholders absent an unavoidable conflict. All of the members of the Board attended the 2018 Annual Meeting of Shareholders.
Meetings of Non-Management Directors
The Board holds regularly scheduled sessions for the non-management directors of the Company (all of whom the Board has determined to be independent) without management present. These meetings are presided over by the Lead Director, or, in the absence of the Lead Director, another independent director. The non-management directors may meet without management present at other times as determined by the Lead Director. On May 3, 2018, Mr. Barry was appointed Lead Director for a one-year term, expiring on the date of the 2019 Annual Meeting of Shareholders. Anyone wishing to contact our non-management directors may contact the Lead Director or the non-management directors as a group in writing at Rogers Corporation, 2225 West Chandler Boulevard, Chandler, AZ 85224, Attention: Lead Director.
Committee Membership
The following table illustrates the current membership of each committee and the number of meetings held in 2018:

Name	Audit	Compensation and Organization	Nominating and Governance
Keith L. Barnes		Chair	•
Michael F. Barry	•	•
Bruce D. Hoechner
Carol R. Jensen	•		•
Ganesh Moorthy	•	•
Jeffrey J. Owens	•		•
Helene Simonet	Chair	•
Peter C. Wallace		•	Chair
Number of Meetings in 2018	9	5	5
Audit Committee
The Audit Committee has been established in accordance with the Exchange Act and related SEC regulations. The Audit Committee’s authority and responsibilities, which are set forth in a written charter adopted by the Board, include oversight of the Company’s financial reporting function, internal audit function and internal controls, selection, evaluation and oversight of the

Company’s independent auditor, and assessment and review of compliance, investigations and legal matters. The Board of Directors has determined that each member of the Committee is “independent” in accordance with the NYSE’s listing standards and SEC regulations. In addition, the Board of Directors has also determined that Mr. Barry and Ms. Simonet are “audit committee financial experts” in accordance with SEC regulations and that all of the Audit Committee members are financially literate in accordance with NYSE listing standards.
Compensation and Organization Committee
The Compensation and Organization Committee’s authority and responsibilities, which are set forth in a written charter adopted by the Board, include review and evaluation of the Company’s compensation philosophy, establishment of the compensation of our CEO and other executive officers, oversight with respect to the company’s equity incentive and stock-based plans and material employee benefit plans and review of succession plans for the CEO and other senior leadership positions.
During 2018, the Compensation and Organization Committee was comprised of non-management directors who were each: (i) independent as defined under the NYSE listing standards and as determined by the Board of Directors, and (ii) “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
Nominating and Governance Committee
The Nominating and Governance Committee’s authority and responsibilities, which are set forth in a written charter adopted by the Board, include developing and recommending to the Board criteria for board and committee membership, evaluating and presenting to the Board its determinations with respect to director independence and satisfaction of other requirements, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the Board an annual Board and committee evaluation process, and overseeing director orientation and training programs.
The Board of Directors has determined that each member of this committee is “independent” in accordance with the NYSE’s listing standards.
The Nominating and Governance Committee leads the search for individuals qualified to become board members and identifies potential directors from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders. See “Shareholder Proposals and Other Shareholder Business at the 2020 Annual Meeting of Shareholders” for additional information regarding shareholder nominations of director candidates.

Directors’ Compensation
Directors who are employees of Rogers receive no additional compensation for their services as directors. Accordingly, Mr. Hoechner received no compensation for his service on the Board of Directors during 2018. The Compensation and Organization Committee periodically reviews the Company’s non-management director compensation program, with the assistance of its compensation consultant(s) and makes recommendations to the Board regarding the same.

The table below shows the total compensation earned by our non-management directors during 2018. Each component of director compensation is summarized following the table.

Name	Retainer Earned(1)	Fair Value of Deferred Stock Unit Awards(2)	Total
Keith L. Barnes	$83,750	$140,000	$223,750
Michael F. Barry	$94,000	$140,000	$234,000
Carol R. Jensen	$76,250	$140,000	$216,250
Ganesh Moorthy	$77,500	$140,000	$217,500
Jeffrey J. Owens	$76,250	$140,000	$216,250
Helene Simonet	$90,000	$140,000	$230,000
Peter C. Wallace	$80,000	$140,000	$220,000

(1)	Represents annual retainer for board and committee service, which is paid in cash. Directors may elect to defer their retainers pursuant to a non-qualified deferred compensation plan.

(2)
The fair value of Deferred Stock Unit Awards is the same as the compensation cost reported in Rogers’ financial statements. All Deferred Stock Units awarded to directors are fully vested as of the award date. On May 3, 2018, we granted a Deferred Stock Unit Award of units representing 1,200 shares of our capital stock to each non-management director then serving on the Board. The number of Deferred Stock Units was calculated based on the average closing price of our capital stock over the preceding 30 business days, which was $117.54, and the total was rounded up to the nearest increment of 10 units.

Annual Retainer
Non-management directors earned an annual retainer of $65,000 in 2018, together with additional retainers as follows: (i) Lead Director - $16,500; (ii) Audit Committee: Chairperson - $20,000; Other Member - $7,500; (iii) Compensation and Organization Committee: Chairperson - $15,000; Other Member - $5,000; (iv) Nominating and Governance Committee: Chairperson - $10,000; Other Member - $3,750. The annual retainer for non-management directors and committee chairpersons is pro-rated for directors who serve for only a portion of the year and is paid quarterly in advance. These annual retainers for committee members were approved in 2018 by the Board, effective for the term beginning at the 2018 Annual Meeting of Shareholders, in an effort to align the Company’s director compensation program more closely with director compensation at peer group companies (noted below in section "Use of Peer Group Data" in Compensation Discussion and Analysis on page 21).
Deferred Stock Unit Awards
Deferred Stock Unit Awards were granted to non-management directors as set forth in the table above. The Board approved the increase in award value from $120,000 to $140,000 in 2018 based on peer group data, as described above. These awards were fully vested on the grant date. The stock subject to these awards is scheduled to be issued on the 13-month anniversary of the grant date unless the director elects to defer the receipt of these shares.
Perquisites and Reimbursable Expenses
Rogers does not provide its non-management directors with any perquisites. Rogers reimburses its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members. The Board of Directors established a Directors’ Education and Training Allowance Policy to provide reimbursement of up to $10,000 during any two-year period to non-management directors for the reasonable costs to attend education and training programs, as well as membership fees in any appropriate professional organizations, in all such cases reflective of the director’s duties to the Board, the director’s background and experience, and developments relevant to corporate governance and to the Company’s operations.
Director Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines provide that a non-management director’s ownership of Company stock should be equal to at least five times the director’s base annual retainer by the fifth anniversary of the first annual meeting of shareholders after such person becomes a non-management director. As of March 6, 2019, all of our directors, except Mr. Owens, who joined the Board in August 2017, held shares exceeding these ownership guidelines.

Management directors are subject to the stock ownership guidelines applicable to executive officers, which are discussed in “2018 Compensation - Share Ownership Guidelines; Prohibition on Hedging, Margining and Pledging” on page 27.

Audit Committee Report
The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). The Audit Committee discussed with PwC, Rogers’ independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed its independence with PwC.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the 2018 Form 10-K for filing with the Securities and Exchange Commission.
The Audit Committee’s responsibility is one of oversight, and it recognizes that management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accounting firm is responsible for auditing those financial statements. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee:	Helene Simonet, Chairperson
Michael F. Barry, Member
Carol R. Jensen, Member
Ganesh Moorthy, Member
Jeffrey J. Owens, Member

Compensation Discussion and Analysis

Overview of Business and Results
Rogers Corporation designs, develops, manufactures and sells high-quality and high-reliability engineered materials and components for mission critical applications. We operate three strategic operating segments: Advanced Connectivity Solutions (“ACS”), Elastomeric Material Solutions (“EMS”) and Power Electronics Solutions (“PES”). The remaining operations, which represent our non-core businesses, are reported in the Other operating segment. We have a history of innovation and have established Innovation Centers for our leading research and development activities in Chandler, Arizona, Burlington, Massachusetts, Eschenbach, Germany, and Suzhou, China. We are headquartered in Chandler, Arizona.
Our growth strategy is based upon the following principles: (1) market-driven organization, (2) innovation leadership, (3) synergistic mergers and acquisitions, and (4) operational excellence. As a market-driven organization, we are focused on growth drivers, including advanced mobility and advanced connectivity. More specifically, the key trends currently affecting our business include the increasing use of advanced driver assistance systems and adoption of electric and hybrid electric vehicles in the automotive industry and new technology adoption in the telecommunications industry, including next generation wireless infrastructure. In addition to our focus on advanced mobility and advanced connectivity in the automotive and telecommunications industries, we sell into a variety of other end markets, including renewable energy, consumer electronics, aerospace and defense, and diverse general industrial applications.
In 2018 as compared to 2017, our net sales increased 7.1% to $879.1 million, gross margin decreased approximately 340 basis points to 35.4%, operating income as a percentage of net sales decreased approximately 290 basis points to 12.8% and operating income decreased 12.7% to $112.7 million.
The ACS operating segment designs, develops, manufactures and sells circuit materials and solutions enabling high-performance and high-reliability connectivity for applications in wireless infrastructure (e.g., power amplifiers, antennas, small cells and distributed antenna systems), automotive (e.g., active safety, advanced driver assistance systems, telematics and thermal management), aerospace and defense, connected devices (e.g., mobile internet devices and Internet of Things), wired infrastructure (e.g., computing and IP infrastructure) and consumer electronics.
Net sales in this segment decreased by 2.3% in 2018 compared to 2017. The decrease in net sales was primarily driven by lower demand in wireless 4G LTE and portable electronics applications, partially offset by favorable currency fluctuations of $2.8 million, or 0.9%, due to the appreciation in value of the Euro and Renminbi relative to the US dollar, as well as higher demand in automotive radar and aerospace and defense applications.
Our EMS operating segment designs, develops, manufactures and sells engineered material solutions for a wide variety of applications and end markets. These include polyurethane and silicone materials used in critical cushioning, sealing and vibration management applications for portable electronics (e.g., smart phones), automotive, aerospace, rail, footwear and printing end markets; customized silicones used in flex heater and semiconductor thermal applications; polytetrafluoroethylene and ultra-high molecular weight polyethylene materials used in wire and cable, pressure-sensitive tapes and automotive applications. In January 2017, we acquired the principal operating assets of DSP, a custom silicone product development and manufacturing business, serving a wide range of high reliability applications. In July 2018, we completed the acquisition of Griswold, a leading manufacturer of custom-engineered cellular elastomer and high-performance polyurethane products and solutions across the automotive, transportation, medical, office products, printing and electronics industries. The integration of DSP and Griswold into our EMS operating segment has enabled us to increase scale and complement our existing product offering.
Net sales in this segment increased 9.2% in 2018 compared to 2017. The increase in net sales was primarily driven by net sales related to our acquisition of Griswold of $13.7 million, or 4.4%, higher demand in portable electronics and automotive applications, as well as favorable currency fluctuations of $3.5 million, or 1.1%, due to the appreciation in value of the Euro and Renminbi relative to the U.S. dollar. The adoption of new accounting guidance for revenue recognition favorably impacted EMS net sales in 2018 by $0.7 million, or 0.2%.
The PES operating segment designs, develops, manufactures and sells ceramic substrate materials for power module applications (e.g., variable frequency drives, vehicle electrification and renewable energy), laminated busbars for power inverter and high power interconnect applications (e.g., mass transit, hybrid-electric and electric vehicles, renewable energy and variable frequency drives) and micro-channel coolers (e.g., laser cutting equipment).
Net sales in this segment increased 20.8% in 2018 compared to 2017. Net sales increased in electric and hybrid electric vehicles and micro-channel cooler applications, primarily due to higher demand. Net sales were also impacted by favorable currency fluctuations of $8.9 million, or 4.8%, due to the appreciation in value of the Euro and Renminbi relative to the U.S. dollar. The adoption of new accounting guidance for revenue recognition favorably impacted PES net sales in 2018 by $6.3 million, or 3.4%.

Named Executive Officers for 2018
Our Named Executive Officers (NEOs) for fiscal year 2018 are as follows:

Name	Title
Bruce D. Hoechner	President and Chief Executive Officer
Michael M. Ludwig	Senior Vice President, Chief Financial Officer and Treasurer
Robert C. Daigle	Senior Vice President and Chief Technology Officer
Jeffrey M. Grudzien	Senior Vice President and General Manager of ACS
Helen Zhang	Vice President Power Electronic Solutions, and President Rogers Asia
Mark D. Weaver	Principal Accounting Officer and Corporate Controller (formerly Principal Financial Officer)
Janice E. Stipp	Former Senior Vice President, Chief Financial Officer and Treasurer

Ms. Stipp’s employment with the company terminated on May 16, 2018, after which she served as a consultant from May 17, 2018 through November 19, 2018. Mr. Grudzien will retire from the Company on March 31, 2019. Mr. Ludwig joined the Company on September 17, 2018. Mr. Weaver served as Principal Financial Officer during the transition between Ms. Stipp and Mr. Ludwig from May 16, 2018 to September 17, 2018.
Key Compensation Actions and Decisions
At our 2018 Annual Meeting of Shareholders, approximately 98% of the shares voted were voted in favor of our 2017 NEO compensation. Accordingly, in 2018, we maintained our commitment to the use of at-risk compensation (awards under our Long-Term Incentive Program (“LTIP”) and Annual Incentive Compensation Plan (“AICP”)), pay for performance, compensation transparency, and the pursuit of pay practices competitive with those of our peers. The descriptions of actions and decisions below with respect to base salary, at-risk compensation, and performance-based pay do not include compensation decisions with respect to Mr. Weaver or Ms. Stipp, both of whom served as NEOs for only a limited portion of the year:

•
Base Salary: In 2018, the CEO and other NEOs employed as of the beginning of the second quarter of 2018 received an increase to their base pay in line with the competitive market environment. Base salaries are targeted around the median of our peer group but will take into account experience and performance.

•
At-risk Compensation: At-risk compensation made up approximately 82% of our CEO’s target total direct compensation in 2018, up from approximately 80% in 2017. For our remaining NEOs, at-risk compensation in 2018 made up approximately 67% of their target total direct compensation, on average, up from approximately 62% in 2017.

•
Performance-based Pay: Performance-based pay made up approximately 57% of our CEO’s target compensation in 2018 compared to 50% in 2017 and made up approximately 44% of target compensation for our remaining NEOs in 2018, on average, up from 42% in 2017.

•
Pay for Performance Measures: In 2018, we continued to employ multiple performance measures to balance short-term and long-term objectives. With respect to longer-term incentives, we continued the practice of granting performance-based restricted stock units (“RSUs”) tied to the Company’s three-year total shareholder return (“TSR”) measured relative to the TSR of a pre-established group of peer companies.

Role of Compensation and Organization Committee and the Decision-Making Process
The Compensation and Organization Committee (the “Committee” for purposes of this section) began its consideration of 2018 executive compensation by evaluating our compensation philosophy. The Committee affirmed our existing philosophy, reinforcing that our approach to compensation is fundamentally defined by our objective to efficiently recruit, retain and motivate the right executives to achieve outstanding business performance and create shareholder value. Specifically, the Committee seeks to provide competitive base salaries for our NEOs, and to leverage short-term and long-term variable compensation in line with performance to appropriately reward our NEOs for the value they create. To achieve these goals, we seek to provide opportunity for our executive officers and other senior managers to earn compensation that is competitive with other technology companies of comparable size, global reach and complexity. In addition, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers and other senior managers in working toward the achievement of our financial, strategic and operational objectives. Accordingly, the Committee considers market compensation (overall and by element), Company performance, and individual performance, along with cost reasonableness, in setting executive compensation levels.

Role of Management
The Committee, in making executive compensation decisions, solicits input from management, as appropriate, with respect to individual and Company performance. The Committee receives recommendations and evaluations with respect to NEO compensation and performance from Mr. Hoechner (other than with respect to his own compensation). While Mr. Hoechner does not make a recommendation to the Committee with respect to his own compensation, he provides the Committee with a summary of his annual performance. The Committee considers this assessment in conjunction with materials provided by the Company’s Chief Human Resources Officer regarding Mr. Hoechner’s performance and recommended compensation. The Committee evaluates this input, as well as the compensation data provided by its compensation consultant, as it independently makes its assessments and compensation decisions. Compensation decisions regarding Mr. Weaver, who served in an interim capacity as Principal Financial Officer for a portion of the year, were made by Mr. Hoechner and other members of management.

Role of Compensation Consultants
The Committee is authorized to select and retain its own independent compensation consultant, and since 2017 has retained Compensia, Inc. (“Compensia” or “Consultant”). During its engagement, Compensia has advised the Compensation Committee on evolving best pay practices and pay ratio disclosure and provided competitive market data on executive officer compensation. The Committee annually reviews the independence of the Consultant as part of its standard governance practices and has determined that the Consultant is independent and that its work does not raise any conflict of interest.

Use of Peer Group Data
The Committee's use of peer group data demonstrates our focus on efficient recruitment and retention of executives who will drive our business performance and enhance shareholder value at a reasonable cost, while maintaining a competitive market position. The Committee regularly reviews the peer groups it uses to set NEO compensation.
In September 2017, the Committee, in consultation with Compensia, determined that selection of a new peer group for 2018 NEO compensation was appropriate due to the recent acquisition of four peer companies in the 2017 peer group and changes in revenue and market cap for five other peer companies in the 2017 peer group. The companies comprising the new peer group, which were selected in consultation with Compensia, are listed below.

2018 NEO Compensation Peer Group
Advanced Energy Industries, Inc.	Ferro Corporation	Knowles Electronics, LLC	Monolithic Power Systems, Inc.
Brooks Automation, Inc.	GCP Applied Technologies, Inc.	Littelfuse, Inc.	Semtech Corporation
Cabot Microelectronics Corporation	II-VI Incorporated	Lydall, Inc.	Silicon Laboratories, Inc.
Diodes Incorporated	Ingevity Corporation	MACOM Technology Solutions Holding, Inc.	Ultra Clean Holdings, Inc.
Entegris, Inc.	Integrated Device Technology, Inc.	Methode Electronics, Inc.	Versum Materials, Inc.

The Committee considered compensation data from the 2016 and 2017 proxy statements of these companies, with slight cost-of-living adjustments, when setting 2018 NEO compensation. Specifically, the Committee considered this peer group data when establishing the overall compensation packages for our NEOs and each element of compensation within those packages for 2018 and, as part of that process, evaluating target total cash compensation for each NEO (defined as base salary and target payments under our AICP) and target total direct compensation for each NEO (defined as base salary and target payments under our AICP and LTIP). In general, the Committee aims to set overall executive compensation, as well as each element of executive compensation, for each NEO around the median of the competitive market with variations in each compensation element to account for tenure, experience, performance, responsibilities and expected contribution.

2018 Compensation
Compensation Mix
The Committee believes that executive compensation should include a competitive combination of base salary, annual incentive compensation and long-term incentive compensation that emphasizes performance and balances shorter-term results with execution of longer-term financial and strategic initiatives. The target total direct compensation mix for 2018 for Mr. Hoechner, our CEO, consisted of approximately 82% at-risk compensation, up from approximately 80% in 2017. Target compensation mix on average for our other NEOs (other than Mr. Weaver and Ms. Stipp) for 2018 consisted of approximately 67% at-risk compensation, up from approximately 65% in 2017. The charts below illustrate the target pay mix for our CEO and these other NEOs for 2018:

Non-CEO NEO Target Pay Mix includes data from Messrs. Ludwig, Grudzien and Daigle and Ms. Zhang.
Base Salary
Base salary is the fixed compensation element we provide to our executives based on their qualifications, experience, and regular contribution to the business. Our goal is to ensure that business decisions are in the hands of executives with proven track records, and our ability to efficiently recruit, retain and motivate such talented people depends in part on competitive base salaries. Adjustments to base salary in a given year are dependent upon many factors, including an executive’s tenure, internal equity across the executive team based on individual roles and contributions, market trends, the Company’s prior year performance, and general affordability based on business results. Base salary is generally subject to annual review, unless circumstances dictate otherwise. Generally, any base salary adjustments are effective at the beginning of the second quarter of the year.
The Committee began its assessment of 2018 NEO base salaries with an analysis of base salary relative to the base salaries paid to executives in similar positions at the companies in the peer group discussed above and aimed to set NEO base salaries around the median of this market compensation. The Committee concluded that 2018 NEO base salaries for all NEOs, other than Mr. Ludwig, who joined the Company in September 2018 and whose base salary was established by the Committee as part of the negotiation of his compensation package should increase to reflect the competitive market environment. Salary decisions regarding Mr. Weaver were made by management before he was appointed to serve in an interim capacity as Principal Financial Officer for a portion of the year, and his base salary was not adjusted in 2018 because he joined the Company in late 2017.

NEO	2017 Base Salary	2018 Base Salary	Base Salary % Increase for 2018
Bruce D. Hoechner	$660,000	$700,000	5.7%
Michael M. Ludwig	$ -	$420,000	-
Robert C. Daigle	$356,000	$370,000	3.8%
Jeffrey M. Grudzien	$328,000	$345,000	4.9%
Helen Zhang	$355,700	$363,000	2.0%
Mark D. Weaver	$250,000	$250,000	-
Janice E. Stipp	$415,000	$430,000	3.5%
Annual Incentive Compensation Plan (AICP)
Our AICP is intended to compensate our executives for their annual contributions to the Company’s performance.  Consistent with the terms of the AICP, the Committee established a performance goal (the achievement of positive operating income, where operating income is adjusted to exclude restructuring and other non-recurring charges and gains, gains and losses on foreign currency transactions, and the effects of accounting changes and certain tax adjustments) and target and maximum potential payouts early in 2018. The Committee used the peer group data described above when evaluating and determining the target and maximum potential AICP awards for the NEOs in 2018 and made market adjustments, where warranted by performance to bring selected executives in line with the desired pay positioning of market 50th percentile. In September 2018, the Company and Mr. Ludwig entered into an offer letter in connection with his appointment as CFO, pursuant to which he was eligible to participate in the AICP for 2018, with a target bonus of 65% of his base salary, with any bonus awarded to be prorated to reflect his start date.

NEO	2018 Base Salary	Base Salary Percentage	2018 Target Payout	2018 Maximum Payout
Bruce D. Hoechner	$700,000	100%	$700,000	$2,500,000
Michael M. Ludwig	$420,000	65%	$273,000	$500,000
Robert C. Daigle	$370,000	55%	$203,500	$500,000
Jeffrey M. Grudzien	$345,000	55%	$189,750	$500,000
Helen Zhang	$363,000	55%	$199,650	$500,000
Mark D. Weaver	$250,000	35%	$87,500	$175,000
Janice E. Stipp	$430,000	65%	$279,500	$750,000
Following the end of 2018, the Committee determined that the Company had generated positive annual operating income, thereby satisfying that performance goal. To assist in making decisions as to when, and to what extent, to exercise negative discretion to reduce awards otherwise payable under the AICP, the Committee then looked to each NEO’s achievement with respect to certain previously identified corporate/business unit and individual performance objectives.
The Committee considered the following corporate performance measures in its deliberations (dollars in millions):

Performance Metric	Threshold Performance (80% target payout)	Target Performance (100% target payout)	Maximum Performance (200% target payout)	Actual Performance (1)
Net sales	$707.6	$884.5	$1,061.4	$864.0
Operating income	$126.1	$157.7	$189.2	$119.2
(1) The Committee excluded the following charges and gains which the Committee believes will result in long-term benefits to the Company: (i) charges relating to relocation of the Company’s headquarters and (ii) acquisition and integration costs related to the Griswold LLC acquisition and Chandler, Arizona asset acquisition. The Committee also excluded certain currency adjustments.

With respect to Messrs. Hoechner, Ludwig, Grudzien and Daigle, each corporate performance metric was assigned a 40% weight. With respect to Ms. Zhang, each corporate performance metric was assigned a 10% weight. Because Ms. Zhang is responsible for the PES business segment, the Committee also considered net sales and operating income for PES, each given a 30% weight, when determining her actual AICP payout. The Company believes publication of the target levels for these business unit metrics would cause it competitive harm and, therefore, this information is not being disclosed. While the specific performance targets for PES are confidential, the Committee believes that the target levels set for the net sales and operating income metrics were reasonably difficult to achieve. In 2018, PES financial achievements fell between target and maximum performance.
In addition to the corporate/business unit metrics discussed above, the Committee assigned a 20% weight to achievement of annual individual performance metrics (“MBOs”) by each NEO other than Mr. Weaver. Mr. Hoechner established the MBOs for each NEO, other than himself, following consultation with the NEOs in early 2018. The Committee established Mr. Hoechner’s MBOs following consultation with Mr. Hoechner. The MBOs for the NEOs related to both quantitative performance objectives, including achievement of the annual financial plan and sales, operating efficiencies, and safety goals, and qualitative performance objectives, including updating the corporate/business unit growth strategy, expanding the Company’s research and development pipeline, and streamlining the Company’s financial reporting process. After the end of the year, Mr. Hoechner evaluated the performance of each NEO, other than himself, against his or her MBOs and provided his evaluation to the Committee. The Committee evaluated Mr. Hoechner’s performance following discussions with Mr. Hoechner and then making its own assessment of Mr. Hoechner’s performance against his MBOs.

Following consideration of each NEO’s achievement of the performance metrics discussed above, the Committee awarded the following AICP payouts to the NEOs other than Mr. Weaver:

NEO	Actual AICP Payout
Bruce D. Hoechner	$595,000
Michael M. Ludwig	$62,667(1)
Robert C. Daigle	$153,000
Jeffrey M. Grudzien	$103,000
Helen Zhang	$202,000
(1) This payout reflects proration for Mr. Ludwig’s award was pro-rated for his partial year of service.
As described in more detail below in “Other Compensation” and “Potential Payments on Termination or Change in Control” on pages 27 and 35, respectively, Ms. Stipp received payment of her target AICP award of $279,500 as severance pursuant to the general release and separation agreement entered into between her and the Company, effective March 17, 2018. Mr. Weaver received an AICP of $38,719 as part of the general management incentive program, as established by management, which included consideration of corporate performance metrics and personal performance.
Long-Term Incentive Compensation
Our LTIP is intended to compensate our executives for their long-term contributions to Company performance, based upon metrics that closely align with long-term shareholder value. For our NEOs, we use a combination of time-based and performance-based RSUs to balance retention and attainment of financial and operational goals. The Committee believes that such long-term incentive compensation aligns the interests of our NEOs with the interests of our shareholders.
In early 2018, Mr. Hoechner recommended to the Committee the target total dollar value of the 2018 long-term incentive award for each then-serving NEO other than himself. The Committee considered these recommendations and data drawn from the peer group in a competitive market analysis prepared by Compensia, in establishing the target long term incentive award values below. The Committee concluded that an increase in the total LTIP award for each then-serving NEO was appropriate to bring target total direct compensation for these NEOs closer to the market median. As an inducement to join the Company and serve as our CFO, Mr. Ludwig’s offer letter provided for a grant of RSUs with an initial grant value of $815,000, with 40% of such value consisting of time-based RSUs and 60% of such value consisting of performance-based RSUs.

NEO	Target Total LTIP Award	Performance-Based RSUs	Time-Based RSUs
Bruce D. Hoechner	$2,600,000	$1,560,000	$1,040,000
Michael M. Ludwig	$815,000	$489,000	$326,000
Robert C. Daigle	$505,000	$252,500	$252,500
Jeffrey M. Grudzien	$500,000	$250,000	$250,000
Helen Zhang	$455,000	$227,500	$227,500
Mark D. Weaver	$87,500	$43,750	$43,750
Janice E. Stipp	$760,000(1)	$380,000	$380,000

(1) This is the target total value of Ms. Stipp’s 2018 LTIP award. Upon her departure from the Company, this award was forfeited.
Additional information regarding the equity awards provided to our NEOs during 2018, including, where applicable, the target and maximum number of shares, is set forth in both the “Grants of Plan Based Awards for Fiscal Year 2018” table on page 31, and the “Outstanding Equity Awards at End of Fiscal Year 2018” table on page 32.
Performance-Based RSUs
Performance-based RSUs are settled in shares of our capital stock after a three-year performance period. The number of shares delivered under the performance-based RSUs can range from zero to 200% of the units initially awarded, depending on our actual performance, and settlement generally requires employment throughout the full three-year performance period. There are up to three outstanding performance-based RSU awards at any time. In 2018, the Committee concluded that performance tied solely to the Company’s three-year TSR performance relative to the Index (as defined below) remained appropriate given (i) the Company’s strategic focus on synergistic acquisition opportunities and (ii) the Committee’s focus on the selection of performance metrics that are appropriately challenging to achieve and efficient for the Committee to assess at the end of a performance period. The applicable performance metric was relative total shareholder return (“TSR”) measured as follows:

•
Our TSR performance is measured against the TSR of a specified group of peer companies selected by the Committee from within Standard and Poor’s Semiconductor/Semiconductor Equipment group and the Technology Hardware/Equipment Industry group at the time that each award is granted (the “Index”). The Committee believes that the Index is an appropriate group against which to measure the Company’s TSR. The Committee excludes from the Index any companies that cease to publicly report financial statement data to the SEC at any time during the performance period.

•
TSR performance is calculated for the Company and each of the companies in the Index by comparing the relevant company’s average daily closing common stock price for a specified period prior to the start of the performance period to its average daily closing common stock price for the corresponding period immediately preceding the end of the performance period. The calculation reflects adjustments for stock splits, reverse stock splits and similar extraordinary events that occur during the performance period. For performance-based RSU awards granted in 2016, the calculation disregards regular cash dividends, while performance-based RSU awards granted in 2017 and 2018 will reflect cash dividends paid during the performance period.

•
At the end of the performance period, the Committee compares the Company’s TSR to the TSR of the companies in the Index. The number of units earned at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the companies in the Index. The amount vested, if any, is determined on a straight-line basis based on the table set forth below.

Company Relative TSR Performance	Payout Percentage for TSR Performance
25%	0% (threshold)
30%	20%
35%	40%
40%	60%
45%	80%
50%	100% (target)
55%	120%
60%	140%
65%	160%
70%	180%
75%	200% (maximum)
The TSR performance scale is designed to be appropriately challenging, and there is a risk that the performance-based RSUs will not be earned or will be earned at less than 100% of target.
Results from 2016 – 2018 Performance-Based RSUs
Following the end of the 2016-2018 performance period, the Committee reviewed calculations of the Company’s relative TSR performance compared to the Index prepared by Compensia. Following this review, the Committee determined that the payout percentage for TSR performance was 200%. As a result, the Committee determined that the NEOs had earned 200% of the target number of shares under these awards.

Time-Based RSUs
The Committee uses time-based RSUs to provide a long-term incentive vehicle that emphasizes retention. Annual time-based RSUs granted to our NEOs are generally subject to three-year ratable vesting and require our executives to remain continuously employed by the Company through the applicable vesting dates. See “Potential Payments on Termination or Change in Control” beginning on page 35 for information about the limited circumstances in which these awards could be subject to accelerated vesting. The value of the time-based RSUs ultimately earned is tied to the market price of the Company’s capital stock following the vesting period, and the Committee believes the awards align NEO interests with long-term shareholder interests. As noted above at the outset of this section, the Committee granted time-based RSUs to the NEOs during 2018.
Other Compensation
In connection with the termination of her employment, Ms. Stipp received severance benefits and payment for certain consulting services. See “Potential Payments on Termination or Change in Control” on page 35 for additional information about these arrangements.
Other Benefits
We also provide our NEOs with the following additional benefits:

•	Section 401(k) and health and welfare benefits, including life insurance, on substantially the same terms and conditions as they are provided to most of our other employees;

•	A non-qualified funded deferred compensation plan that allows executives to defer salary and bonus and receive matching contributions on deferred amounts on a cost-effective tax-advantaged basis;

•
Severance and change-in-control protection to U.S.-based NEOs to increase retention and mitigate potential conflicts of interest when NEOs perform their duties in connection with a potential change in control transaction; and

•	Physicals as part of an annual executive physical program.
Mr. Daigle is also eligible for pension benefits, as described further on page 33.
In addition, in 2018, the Company reimbursed its NEOs for relocation expenses incurred associated with the Company's relocation of its headquarters to Arizona and provided Ms. Zhang with an allowance for housing and travel (including an automobile), an element of compensation commonly provided by international companies operating in China.
Share Ownership Guidelines
Share ownership guidelines help to foster a focus on long-term growth. The Company’s share ownership guidelines provide as follows: CEO stock ownership should reach three times base salary within five years of service as CEO, while NEOs other than the CEO are expected to own Company stock valued at least two times base salary no later than the completion of five years of service as an executive officer.
As of March 6, 2019, Messrs. Hoechner and Daigle held Company shares exceeding the applicable stock ownership guidelines. Mr. Ludwig, who joined the Company in September 2018, is making progress towards meeting our stock ownership guidelines.
Prohibition on Hedging, Margining and Pledging
The Company’s Insider Trading Policy prohibits executive officers (as well as directors) from engaging in hedging or margin transactions or pledging of Company’s stock.
Compensation Recovery Policy
The Company has a compensation recovery policy in place to recover any compensation earned by or paid to an executive officer based on any financial result or operating objective that was impacted by the officer’s misconduct.
Risk Considerations Related to Compensation
The Committee does not believe that our compensation programs encourage risks that are reasonably likely to have a material adverse effect on the Company. This belief is based on the following:

•	Our compensation philosophy and strategy are reviewed by the Committee on an annual basis in an effort to align executive compensation with our business strategy.

•
At-risk pay comprises a substantial majority of our executive’s target total direct compensation, with company, business unit and individual performance having a meaningful effect on payouts to our NEOs. In connection therewith, performance of the CEO and the other NEOs are evaluated by the Committee each year.

•	Equity awards for our executives are earned and/or vest over a three-year period, which the Committee believes discourages undue short-term risk taking.

•	Equity represents a significant component of our executive’s target total direct compensation, and payouts with respect to at least 50% of our equity awards are contingent on Company performance.

•	Our share ownership guidelines seek to encourage a long-term perspective by our executives.

•	The Committee engages an independent compensation consultant.

•	The Committee reserves negative discretion to lower compensation plan payouts.

•
We have a compensation recovery policy in place to recover any compensation earned by or paid to an executive officer based on any financial result or operating objective that was impacted by the officer’s misconduct.

Compensation and Organization Committee Interlocks and Insider Participation
None of the Compensation and Organization Committee members:

•	Has ever been an officer or employee of the Company;

•	Is or has been a participant in a related party transaction with the Company (see “Related Party Transactions” for a description of our policy on related party transactions); or

•	Has any other interlocking relationships requiring disclosure under applicable SEC rules.

Compensation and Organization Committee Report
The Compensation and Organization Committee of the Board of Directors of Rogers Corporation reviewed and discussed this Compensation Discussion and Analysis set forth above with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

March 12, 2019
Members of the Compensation and Organization Committee

Keith L. Barnes, Chairperson
Michael F. Barry, Member
Ganesh Moorthy, Member
Helene Simonet, Member
Peter C. Wallace, Member

Fiscal Year 2018 Summary Compensation Table
The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company by our NEOs during the year ended December 31, 2018.

Name and Principal Position	Years Covered	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(2)	All Other Compensation(3)
							Total
Bruce D. Hoechner	2018	$690,817	$2,289,717	$595,000	$—	$98,177	$3,673,711
President and Chief	2017	$651,923	$2,021,723	$1,054,680	$—	$78,851	$3,807,177
Executive Officer	2016	$625,000	$1,515,464	$684,000	$—	$38,182	$2,862,646

Michael M. Ludwig	2018	$113,077	$851,580	$62,667	$—	$2,820	$1,030,144
Sr VP Finance, Chief
Financial Officer and
Treasurer

Robert C. Daigle	2018	$366,790	$444,111	$153,000	$154,466	$36,872	$1,155,238
Sr VP and Chief	2017	$353,462	$455,487	$282,144	$120,095	$95,291	$1,306,479
Technology Officer	2016	$345,000	$420,838	$193,584	$12,036	$19,555	$991,013

Jeffrey M. Grudzien	2018	$341,095	$444,111	$103,000	$63,890	$40,487	$992,582
Sr VP and General Manager	2017	$411,539	$707,204	$416,648	$49,914	$42,237	$1,628,542
of ACS	2016	$400,000	$420,838	$224,880	$5,349	$23,013	$1,074,080

Helen Zhang	2018	$352,636	$400,428	$202,000	$—	$109,499	$1,064,563
Sr. VP PES and	2017	$320,928	$455,487	$301,516	$—	$108,523	$1,186,454
President Rogers Asia(4)	2016	$323,222	$405,076	$158,181	$—	$117,370	$1,003,849

Mark D. Weaver	2018	$250,000	$78,629	$38,719	$—	$10,141	$401,117
Principal Accounting Officer
and Corporate Controller
(former Principal Financial
Officer)

Janice E. Stipp(5)	2018	$172,000	$669,806	$—	$—	$1,637,027	$2,478,833
Former Sr. VP Finance,	2017	$411,539	$707,204	$416,648	$—	$43,237	$1,578,628
Chief Financial Officer	2016	$400,000	$420,838	$224,880	$—	$23,013	$1,068,731
and Treasurer

(1)
Reflects the aggregate grant date fair value of the performance-based RSUs and time-based RSUs granted during each listed year. The grant date fair value of the performance-based RSUs is based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. The grant date fair value of the time-based RSUs reported above is based on the closing price per share of Rogers’ capital stock on the grant date. The assumptions used to calculate the compensation cost are disclosed in footnote 9 to the Financial Statements of the Company’s 2018 Form 10-K.

(2)
Reflects the aggregate change in the accumulated present value of Mr. Daigle’s accumulated benefit under the Pension Plan and Pension Restoration Plan, and each NEO’s aggregate earnings in the Non-Qualified Deferred Compensation Plan for Key Employees for each listed year. Information regarding the calculation of these amounts can be found in the “Pension Benefits at End of Fiscal Year 2018” table and “Non-Qualified Deferred Compensation at End of Fiscal Year 2018” table beginning on pages 33 and 34, respectively. As explained on pages 33 and 34, all NEOs, other than Mr. Daigle, are ineligible to participate in the Pension Plan and Pension Restoration Plan.

(3)	With respect to 2018, reflects the total amount of All Other Compensation reported in the “All Other Compensation for Fiscal Year 2018” table set forth on page 30.

(4)
For Ms. Zhang’s 2018 compensation, dollar amounts were determined using a 2018 12-month average currency exchange rate of 6.75896 CNY per USD. The same exchange rate has been applied, where applicable, to Ms. Zhang’s compensation information in the remaining compensation tables. Ms. Zhang’s annual salary (as approved by the Committee) was $363,000 for 2018, $355,000 for 2017, and $340,700 for 2016. The variations to these amounts shown in the table reflect fluctuations in currency exchange rates, timing of payment due to local payment practices, and other factors. Additionally, there was a change in the payroll cycles in China which negatively affected her pay for 2017.

(5)	The stock awards granted to Ms. Stipp in 2018 were forfeited prior to vesting when her employment with the Company ended.

All Other Compensation for Fiscal Year 2018 Table
The following table sets forth aggregate amounts of all other compensation earned by the NEOs or accrued by the Company for the year ended December 31, 2018 on behalf of the NEOs. Rogers does not provide any additional perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the “All Other Compensation” column of the “Fiscal Year 2018 Summary Compensation Table” on page 29.

Name	401(k) Match	Relocation, Housing and Transporta-tion Allowance		Executive Physical	Life Insurance Premiums		Deferred Compensation Company Match	Consult-ing Fee	Severance	All Other Compensa-tion Total

Bruce D. Hoechner	$14,058	$15,405	(1)	$13,469	$2,880		$52,365	$—	$—	$98,177

Michael M. Ludwig	$2,100	$—		$—	$720		$—	$—	$—	$2,820

Robert C. Daigle	$8,487	$—		$3,248	$2,880		$22,257	$—	$—	$36,872

Jeffrey M. Grudzien	$10,101	$—		$11,980	$2,880		$15,526	$—	$—	$40,487

Helen Zhang	$—	$62,140		$—	$47,359	(2)	$—	$—	$—	$109,499

Mark D. Weaver	$8,413	$—		$—	$1,728		$—	$—	$—	$10,141

Janice E. Stipp(3)	$11,333	$—		$—	$1,200		$36,648	$215,000	$1,372,846	$1,637,027

(1)	For Mr. Hoechner, this represents reimbursement for relocation expenses associated with our headquarters relocation.

(2)
For Ms. Zhang, this represents the Company’s payment of Supplementary Insurance Allowance ($19,234), Supplementary Insurance Allowance Reimbursement ($7,398), Statutory Benefits ($15,288), and Other Benefits ($5,440).

(3)
Pursuant to the general release and separation agreement entered into between the Company and Ms. Stipp, effective as of March 17, 2018 (the “Separation Agreement”), Ms. Stipp’s employment with the Company ended on May 16, 2018, and for the six-month period immediately thereafter, she provided consulting services to the Company, at the Company’s request, in exchange for an aggregate consulting fee of $215,000. Upon completion of the consulting period, Ms. Stipp received a lump-sum payment of $820,000, less applicable tax withholding. In addition, the Separation Agreement provided for the following severance benefits for Ms. Stipp: (i) 52 weeks’ pay at her 2018 base salary of $430,000, (ii) her 2018 annual incentive compensation plan target award of $279,500, and (iii) continuation of health benefits for Ms. Stipp and her family through no later than December 31, 2018, in each case less applicable tax withholding. The Separation Agreement superseded and replaced all other severance and post-employment arrangements between the Company and Ms. Stipp.

Grants of Plan Based Awards for Fiscal Year 2018 Table
The following table shows all plan-based awards granted to the NEOs during fiscal year 2018. The awards under the AICP are cash awards, and the time-based RSUs and performance-based RSUs are non-cash awards (i.e., equity awards). The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at End of Fiscal Year 2018” table beginning on page 32 and the “Fiscal Year 2018 Summary Compensation Table” on page 29.

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (Expressed in Shares)(1)			All other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum
Bruce D. Hoechner			$700,000	$2,500,000
	2/8/2018							6,300	$917,343
	2/8/2018				0	9,425	18,850		$1,372,374
Michael M. Ludwig			$273,000	$500,000
	9/17/2018							2,400	$340,632
	9/17/2018				0	3,600	7,200		$510,948
Robert C. Daigle			$203,500	$500,000
	2/8/2018							1,525	$222,055
	2/8/2018				0	1,525	3,050		$222,055
Jeffrey M. Grudzien			$189,750	$500,000
	2/8/2018							1,525	$222,055
	2/8/2018				0	1,525	3,050		$222,055
Helen Zhang			$199,650	$500,000
	2/8/2018							1,375	$200,214
	2/8/2018				0	1,375	2,750		$200,214
Mark D. Weaver			$83,036	$166,072
	2/8/2018							270	$39,315
	2/8/2018				0	270	540		$39,315
Janice E. Stipp(2)			$279,500	$750,000
	2/8/2018							2300	$334,903
	2/8/2018				0	2300	4600		$334,903

(1)
Represents performance-based RSUs where the actual number of shares to be issued will vary depending upon the Company’s TSR relative to Index companies during the Company’s 2018 through 2020 performance cycle. These Index companies were selected by the Committee at the time of grant, as described above.

(2)	The stock awards granted to Ms. Stipp in 2018 were forfeited prior to vesting when her employment with the Company ended.

Additional Information Regarding (i) the Fiscal Year 2018 Summary Compensation Table and (ii) Stock Awards Shown in Grants of Plan Based Awards for Fiscal Year 2018 Table
Time-Based and Performance-Based RSUs
The Committee converts each NEO’s target long-term incentive award value into a number of target shares using the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the grant date, rounding up to the nearest 25 shares. The share price used in 2018 for LTIP awards was $165.68 (except for Mr. Ludwig’s award), based on the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the February 8, 2018 grant date. The share price used in 2018 for Mr. Ludwig’s LTIP award was $136.16 based on the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the September 17, 2018 grant date. RSU awards for NEOs (other than Mr. Hoechner and Mr. Ludwig) are comprised of 50% performance-based and 50% time-based RSUs, while RSU awards for Mr. Hoechner and Mr. Ludwig are comprised of 60% performance-based and 40% time-based RSUs. Each NEO receiving performance-based RSUs may earn up to twice the target award if actual performance exceeds target levels.

Outstanding Equity Awards at End of Fiscal Year 2018 Table
The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2018. Time-based RSUs are reported in the first two columns of the table. Performance-based RSUs are reported under the subheading “Equity Incentive Plan.”

				Equity Incentive Plan
	Grant Date	Number of Shares of Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Bruce D. Hoechner	2/11/2016	5,642	$558,897
	2/9/2017	6,750	$668,655
	2/8/2018	6,300	$624,078
	2/11/2016			33,850	$3,353,181
	2/9/2017			30,350	$3,006,471
	2/8/2018			18,850	$1,867,281
Michael M. Ludwig	9/17/2018	2,400	$237,744
	9/17/2018			7,200	$713,232
Robert C. Daigle	2/11/2016	1,567	$155,227
	2/9/2017	1,900	$188,214
	2/8/2018	1,525	$151,067
	2/11/2016			9,400	$931,164
	2/9/2017			5,700	$564,642
	2/8/2018			3,050	$302,133
Jeffrey M. Grudzien	2/11/2016	1,567	$155,227
	2/9/2017	1,900	$188,214
	2/8/2018	1,525	$151,067
	2/11/2016			4,700	$465,582
	2/9/2017			2,850	$282,321
	2/8/2018			1,525	$151,067
Helen Zhang	2/11/2016	1,533	$151,859
	2/9/2017	1,900	$188,214
	2/8/2018	1,375	$136,208
	2/11/2016			9,200	$911,352
	2/9/2017			5,700	$564,642
	2/8/2018			2,750	$272,415
Mark D. Weaver	11/13/2017	605	$59,931
	2/8/2018	270	$26,746
	2/8/2018			540	$53,492
Janice E. Stipp	2/11/2016	—	$—
	2/9/2017	—	$—
	2/8/2018	—	$—
	2/11/2016			—	$—
	2/9/2017			—	$—
	2/8/2018			—	$—

(1)
Represents 2016, 2017, and 2018 time-based RSUs that generally vest in equal one-third increments on each of the first three anniversaries of the grant date, provided that the executive is still employed by the Company. For the 2016, 2017, and 2018 awards, accelerated pro-rata vesting applies in case of death, disability or termination of employment after attaining at least 60 years of age and completing five years of service and in certain cases, in connection with a change in control. See the discussion under “Potential Payments on Termination or Change in Control” beginning on page 35.

(2)	Calculation based on the closing price of the Company’s capital stock of $99.06 per share on December 31, 2018.

(3)
Represents 2016, 2017, and 2018 performance-based RSUs outstanding as of December 31, 2018. The disclosed amounts for these awards reflect the maximum possible payout (200%). Except as described below in connection with a change in control, payment of shares earned based on performance generally requires that the executive remain employed on the last day of the fiscal year in the relevant performance period.

Stock Vested for Fiscal Year 2018 Table
The following table sets forth time-based and performance-based RSUs for all NEOs that vested during 2018. No options were exercised by NEOs during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
Bruce D. Hoechner	30,366	$4,338,371
Michael M. Ludwig	—	$—
Robert C. Daigle	8,466	$1,209,647
Jeffrey M. Grudzien	7,824	$1,117,982
Helen Zhang	7,675	$1,096,786
Mark D. Weaver	202	$23,628
Janice E. Stipp	10,841	$1,525,245

(1)	With respect to performance-based RSUs, reflects the shares earned for performance during the 2015-2017 period at the closing price per share on the date of vesting.

Pension Benefits at End of Fiscal Year 2018 Table
The table below sets forth information regarding the present value as of December 31, 2018 of the accumulated pension benefits of the NEOs. The present values were determined using assumptions consistent with those outlined in Note 12 to the Financial Statements of the 2018 Form 10-K.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Bruce D. Hoechner(1)	Rogers Corporation Pension Plan	—	—	—
	Rogers Corporation Pension Restoration Plan	—	—	—
Michael M. Ludwig(1)	Rogers Corporation Pension Plan	—	—	—
	Rogers Corporation Pension Restoration Plan	—	—	—
Robert C. Daigle	Rogers Corporation Pension Plan	25	967,506	—
	Rogers Corporation Pension Restoration Plan	25	202,053	—
Jeffrey Grudzien	Rogers Corporation Pension Plan	13	476,891	—
	Rogers Corporation Pension Restoration Plan	13	29,492	—
Helen Zhang(1)	Rogers Corporation Pension Plan	—	—	—
	Rogers Corporation Pension Restoration Plan	—	—	—
Mark D. Weaver(1)	Rogers Corporation Pension Plan	—	—	—
	Rogers Corporation Pension Restoration Plan	—	—	—
Janice E. Stipp(1)	Rogers Corporation Pension Plan	—	—	—
	Rogers Corporation Pension Restoration Plan	—	—	—

(1)	Salaried employees hired after December 31, 2007 are ineligible to participate in Rogers Corporation’s Pension Plan or Pension Restoration Plan.

Rogers maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) and a non-qualified unfunded pension plan (the “Pension Restoration Plan”) that is primarily designed to restore pension benefits that cannot be provided under the tax-qualified defined benefit pension plan. Benefit accrual under these plans ceased as of June 30, 2013.
A participant may commence payment of retirement benefits under the Pension Plan at any time after attaining age 65 and early retirement benefits at any time after attaining age 55. The early retirement benefit equals the normal retirement benefit reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.
A lump sum payment is unavailable under the Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less). Payment options under the Pension Plan are as follows:

•	Single life annuity

•	Joint and survivor annuity (50%, 66 2/3%, 75% and 100%)

•	10-year certain annuity

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.
If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% joint and survivor annuity beginning in no event before the participant’s 55th birthday.
Pension Restoration Plan
Benefits under the Pension Restoration Plan are only payable in a lump sum. The lump sum amount is calculated using mortality tables applicable to tax qualified plans under IRS rules and an interest rate equal to the average of the annual interest rates on 10-year U.S. Treasury notes over the five years (as reported on September 1) prior to the year of employment termination plus 20 basis points. In general, the benefit under the Pension Restoration Plan is paid six months and one day following the termination of employment.

Non-Qualified Deferred Compensation at End of Fiscal Year 2018 Table
This table provides information about the Voluntary Deferred Compensation Plan for Key Employees (the “Plan”) maintained for the benefit of our NEOs. An NEO may only earn nonqualified deferred compensation by electing to defer receipt of compensation that would otherwise be payable to him or her in cash. The amounts shown in the column “Executive Contributions” reflect deferrals of NEO salaries earned in 2018 and, with respect to Messrs. Hoechner and Daigle, the 2017 AICP award which was payable in 2018. If the NEOs had not chosen to defer this compensation, we would have paid these amounts to the NEOs in cash in 2018.

	Executive	Registrant	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in the	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Last Fiscal	Withdrawals	Fiscal Year
Name	Year(1)	Year(2)	Year(3)	Distribution	End
Bruce D. Hoechner	$105,654	$52,365	($7,045)	$—	$710,019
Michael M. Ludwig	$—	$—	$—	$—	$—
Robert C. Daigle	$279,288	$22,257	($84,716)	$—	$985,142
Jeffrey M. Grudzien	$31,052	$15,526	$2,491	($23,812)	$76,648
Helen Zhang(4)	$—	$—	$—	$—	$—
Mark D. Weaver	$—	$—	$—	$—	$—
Janice E. Stipp	$71,908	$36,648	$8,413	($232,490)	$36,648

(1)
Deferred earnings are included in the “Salary” (Messrs. Hoechner, Daigle, and Grudzien and Ms. Stipp) and “Non-Equity Incentive Plan Compensation” (Messrs. Hoechner, Daigle, and Grudzien) columns of the Fiscal Year 2018 Summary Compensation Table on page 29.

(2)	Reflects 2018 matching credit on executive contributions; included in the “Deferred Compensation Company Match” column in the All Other Compensation Table on page 30.

(3)	Reflects interest and investment returns on balances in 2018.

(4)	Ms. Zhang is ineligible to participate in the Plan.
The Plan allows participants to elect to defer up to 100% of their annual bonus and 50% of their base salary. The Plan allows for the participant to make investment elections similar to the qualified 401(k) plan. The participants’ balances and any earnings thereon will be reflected on the Company’s books as general unsecured obligations of the Company. All payments under the Plan will come from the general assets of the Company. The Company has placed assets to pay plan benefits in a Rabbi Trust to protect the assets against a change in control in the ownership or management of the Company. Once a change in control occurs, the assets may only be used to pay the promised benefit to participants, except in the event of the Company’s bankruptcy or insolvency. In the event of such an occurrence, Rabbi Trust assets are treated like all other corporate assets and are subject to the claims of all general creditors of the Company. Participants will be considered a general creditor and will have no greater rights to their balance than other general creditors.
The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. Compensation deferred after 2009 is only paid in cash.
A Company match is credited on all salary and bonus deferrals but with the amount of the match being equal to the rate of the 401(k) Company match (which is currently 100% of the first 1% and 50% of the next 5% of eligible compensation). The Company match on deferrals is made in cash. Each participant has a fully vested interest in the Company match.
Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th of the year following the passage of the number of years specified by the individual in the deferral election for that year, or 30 days after the participant ceases to be an employee. Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period of not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment may occur upon a change in control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service may be delayed six months, if necessary, to avoid penalties under Internal Revenue Code Section 409A. To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.

Potential Payments on Termination or Change in Control
The section below describes the payments that may be made to NEOs upon termination of employment, retirement, death, or disability or in connection with a change in control.
Payments Made Upon Termination
An NEO may be entitled to receive the following amounts earned during his/her term of employment regardless of the manner in which an NEO’s employment terminates, except where indicated to the contrary below:

•	Unpaid base salary through the date of termination;

•
Any unpaid award under the AICP with respect to a completed performance period and all vested equity awards granted under the Rogers’ equity compensation plans (except in the event of termination for cause);

•	All accrued and vested benefits under the Pension Plan and the Pension Restoration Plan and under the Voluntary Deferred Compensation Plan For Key Employees, as described on page 33-34; and

•	All other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs
Pursuant to the Separation Agreement, Ms. Stipp’s employment with the Company ended on May 16, 2018, and for the six-month period immediately thereafter, she provided consulting services to the Company, at the Company’s request, in exchange for an aggregate consulting fee of $215,000. Upon completion of the consulting period, Ms. Stipp received a lump-sum payment of $820,000, less applicable tax withholding. In addition, the Separation Agreement provided for the following severance benefits for Ms. Stipp: (i) 52 weeks’ pay at her 2018 base salary of $430,000, (ii) her 2018 annual incentive compensation plan target award of $279,500, and (iii) continuation of health benefits for Ms. Stipp and her family through no later than December 31, 2018, in each case less applicable tax withholding. The Separation Agreement superseded and replaced all other severance and post-employment arrangements between the Company and Ms. Stipp.
Payments Made Upon Retirement
In the event of the retirement of an NEO, in addition to the items listed under the heading Payments Made Upon Termination, the retiring NEO will receive the following benefits:

•	Payment of a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs, based on actual performance; and

•	Vesting of a pro-rata portion of time- and performance-based grants, provided that the NEO is at least 60 years old and has at least five years of service at Rogers.
Payments Made Upon Death or Disability
In the event of the death or disability (as defined in the applicable compensation program), in addition to the benefits listed under the heading Payments Made Upon Termination above, the NEO will receive the following:

•	Benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate;

•
Vesting of a pro-rata portion of any performance-based RSUs based on employment and the Company’s actual performance during the performance period. Shares with respect to vested units will be paid at the end of the performance period;

•	Vesting of a pro-rata portion of any time-based RSUs based on employment during the vesting period; and

•	Payment of a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs based on actual performance.
Additional Payments Made Upon Involuntary Termination of Employment Without Cause Prior to a Change in Control or in Connection with a Change in Control
On February 7, 2019, the Board adopted the Rogers Corporation Severance Plan (the “Severance Plan”), effective as of the same date, to provide severance protection for the Company’s U.S.-based executives and other employees designated by the Committee. The Severance Plan is intended to (1) provide a market-based severance program to recruit and retain executives on competitive terms, (2) consolidate and standardize the Company’s current severance practices for existing executives, and (3) enhance protections for the Company in connection with executive transitions. In order to participate in the Severance Plan, each of Messrs. Hoechner, Ludwig, and Daigle (collectively, the “covered NEOs”), executed a participation agreement (the “Participation Agreement”) providing that severance payments and benefits provided under the Severance Plan are in lieu of any other severance payments or benefits to which they would have been entitled from the Company, including pursuant to an Officer’s Special Severance Agreement.
The Severance Plan will provide benefits to a covered NEO if that NEO (i) is involuntarily terminated by the Company for any reason other than for cause or (ii) terminates his employment with the Company for good reason (each referred to as a “Qualifying Termination”). The Committee has approved the following benefits under the Severance Plan for the covered NEOs:

•
for Mr. Hoechner, a lump sum cash payment equal to the following: (A) the amount determined by multiplying the sum of his base salary and target annual bonus by two if the Qualifying Termination does not occur within two years after a change in control, and (B) the amount determined by multiplying the sum of his base salary and target annual bonus by 2.5 if the Qualifying Termination occurs within two years after a change in control;

•
for covered NEOs other than Mr. Hoechner, a lump sum cash payment equal to the following: (A) the covered NEO’s base salary if the Qualifying Termination does not occur within one year after a change in control (as defined in the Severance Plan) or before the third anniversary of the covered NEO’s participation in the Severance Plan, (B) the sum of the covered NEO’s base salary and target annual bonus if the Qualifying Termination does not occur within one year after a change in control but occurs before the third anniversary of the covered NEO’s participation in the Severance

Plan, or (C) the amount determined by multiplying the sum of the covered NEO’s base salary and target annual bonus by two if the Qualifying Termination occurs within one year after a change in control;

•
subsidized premium payments for continuation of medical and dental insurance coverage following the Qualifying Termination for (A) 12 months, or (B) for Mr. Hoechner or if the Qualifying Termination occurs within one year after a change in control, 18 months; and

•
reasonable outplacement services (with a value not to exceed $50,000) during (A) the 12-month period (24-month period for Mr. Hoechner) immediately following the Qualifying Termination, or (B) if the Qualifying Termination occurs within one year after a change in control, the 24-month period (30-month period for Mr. Hoechner, but not beyond the end of the second calendar year after the Qualifying Termination) immediately following the Qualifying Termination.

The Severance Plan also provides that the value of, and rights attendant to, each equity-based award held by a covered NEO will be preserved or the award will be cashed out in a manner consistent with the plan and award agreement under which the award is issued. Benefits under the Severance Plan are also conditioned upon the NEO’s execution of a general release and separation agreement and compliance with covenants regarding non-competition, non-solicitation, non-disparagement, and confidentiality.
Under the severance arrangements previously in place for each of the covered NEOs, (i) Mr. Hoechner was eligible to receive 90 weeks of base and continued insured welfare benefits following a termination of his employment by the Company without cause, (ii) Mr. Ludwig was eligible to receive 52 weeks of base salary plus a pro-rated portion of his AICP award following a termination of his employment by the Company without cause, and (iii) Mr. Daigle and Mr. Grudzien were eligible to receive 50 and 36 weeks, respectively, of severance pay upon a termination without cause. With the exception of Mr. Ludwig, prior to entry into their Participation Agreements, each of the covered NEOs was party to an Officer’s Special Severance Agreement with the Company, which provided for the following enhanced severance benefits if there is a qualifying termination during the two-year period beginning upon a change in control:

•
Cash severance pay equal to 2.5 times the sum of (a) base salary plus (b) target annual incentive compensation and/or any other cash bonus awards last determined for the NEO (or, if greater, most recently paid prior to the change in control);

•	Pro-rata payment of the covered NEO’s AICP target, except for Mr. Hoechner, who would have received a pro-rata payment based upon actual Company performance;

•	Continued medical, dental and life insurance benefits at active-employee rates, for a period of 2.5 years, subject to offset from subsequent employment;

•	Outplacement assistance up to six months; and

•	Reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.
These benefits were contingent upon compliance with non-competition obligations. A qualifying termination of employment consisted of (1) termination of employment by Rogers without cause or (2) resignation by the covered NEO for good reason. Time-based RSUs would have vested upon a change in control only if the covered NEO’s employment was terminated in a manner entitling him/her to severance benefits under the Officer Special Severance Agreement or if the buyer did not assume or replace the time-based RSUs. All performance-based RSUs would have vested on a pro-rata basis upon a change in control based upon the extent to which the Company and its affiliates have met the designated performance objectives as determined by the Committee.
For additional information regarding the Severance Plan and our prior severance arrangements with our NEOs, please refer to the relevant agreements, which have been filed as exhibits to our 2018 Form 10-K and our Current Report on Form 8-K, filed with the SEC on February 21, 2019.
Mr. Weaver participates in the Severance Pay Plan for Exempt Salaried Employees Policy, which provides severance pay to eligible salaried employees whose employment is terminated by the Company without cause. Benefits end on the last day worked and the amount of severance due under this policy is paid in a lump sum based on the length of service. Basic severance pay (equal to four weeks of service) is provided to eligible employees without any conditions, but additional severance pay (based on years of service) requires the employee to sign a general release and settlement agreement. Mr. Weaver was eligible under this policy to receive 10 weeks of severance pay upon a termination without cause.

Confidentiality and Non-Compete Agreements
The Company has entered into confidentiality and non-compete agreements with most of its salaried employees, including its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If an NEO terminates employment prior to a change in control and cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the NEOs may become entitled to additional payment from the Company. This payment will equal the difference between the executive’s current compensation and his or her last regular rate of compensation with the Company, reduced by any retirement or severance income. In lieu of making payments on account of an employment termination prior to a Change in Control, the Company can waive its rights to enforce the non-compete agreement.

Post Termination Table
Due to the recent adoption of the Severance Plan, included below are (1) the Post Termination table for the NEO benefits as of the date of this Proxy Statement, including under the Severance Plan, and (2) the Post Termination table for the NEO benefits as of December 31, 2018, which include arrangements prior to the Severance Plan.

Post Termination Table: Severance Plan
The following table was prepared as though each NEO terminated employment with the Severance Plan in place on December 31, 2018, using the closing share price of Rogers’ common stock of $99.06 as of December 31, 2018 (the last trading day of the fiscal year). The amounts under the column labeled “Termination by Rogers without Cause or by NEO for Good Reason on or after a Change in Control” assume that a Change in Control occurred after December 31, 2018, with the Severance Plan in place.

Summary of Separation Benefits(10)	Termination by Rogers without Cause or by NEO for Good Reason absent a CIC		Termination by Rogers without Cause or by NEO for Good Reason on or after a CIC		Termination Due to Death or Disability		Termination Due to Retirement(9)
Bruce D. Hoechner
Cash Severance	$2,800,000	(1)	$3,500,000	(4)	$—		$—
Accelerated Vesting of Unvested Equity	$—		$3,853,198	(5)	$3,146,681	(7)	$—
Benefits Continuation	$36,891	(2)	$36,891	(6)	$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$50,000	(3)	$50,000	(3)	$—		$—
Total Pre-Tax Payment	$2,886,891		$7,440,089		$3,146,681		$—
Mike Ludwig
Cash Severance	$693,000	(1)	$1,386,000	(4)	$—		$—
Accelerated Vesting of Unvested Equity	$—		$265,032	(5)	$50,086	(7)	$—
Benefits Continuation	$7,697	(2)	$11,546	(6)	$—		$—
Retirement Benefits	$—		$0		$—		$—
Outplacement Services	$50,000	(3)	$50,000	(3)	$—		$—
Total Pre-Tax Payment	$750,697		$1,712,578		$50,086		$—
Robert C. Daigle
Cash Severance	$573,500	(1)	$1,147,000	(4)	$—		$—
Accelerated Vesting of Unvested Equity	$—		$870,321	(5)	$688,873	(7)	$—
Benefits Continuation	$24,594	(2)	$36,891	(6)	$—		$—
Retirement Benefits	$—		$415,967	(8)	$—		$—
Outplacement Services	$50,000	(3)	$50,000	(3)	$—		$—
Total Pre-Tax Payment	$648,094		$2,520,179		$688,873		$—
Helen Zhang
Cash Severance	$—		$—		$—		$—
Accelerated Vesting of Unvested Equity	$—		$852,094	(5)	$681,208		$—
Benefits Continuation	$—		$—		$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$—		$—		$—		$—
Total Pre-Tax Payment	$—		$852,094		$681,208		$—

(1) Represents cash severance pay equal to 1X the sum of the executive’s base salary plus target bonus (2X for Mr. Hoechner).
(2) Reflects Rogers’ cost to provide 12 months of continued medical, dental, and vision insurance (18 months for Mr. Hoechner).
(3) Represents the maximum value of outplacement services Rogers would provide.
(4) Represents cash severance pay equal to 2X the sum of the executive’s base salary plus target bonus (2.5X for Mr. Hoechner).
(5) Time-based RSUs granted under the Rogers Corporation 2009 Long-Term Equity Compensation Plan become fully vested upon a qualifying termination event occurring within two years of a Change in Control. Performance-based RSUs vest pro-rata based on the performance achieved (as determined by the Compensation and Organization Committee) based on a truncated performance period ending as of the change in control. The data reflects acceleration of the 2017 and 2018 performance-based RSUs on a pro-rata basis based on estimated performance as of December 31, 2018 (200% of target for 2017 awards and 0% of target for 2018 awards). This amount does not reflect the value of all outstanding equity awards as set forth on the “Outstanding Equity Awards at End of Fiscal Year 2018 Table.” Note that 2016 performance-based RSUs are excluded as they were already earned at the end of the performance period (December 31, 2018).

(6) Reflects Rogers’ cost to provide 18 months of continued medical, dental, and vision insurance.
(7) Represents (i) vesting of the pro-rata portion of the performance-based RSUs (based on the probable level of achievement as of December 31, 2018) and (ii) vesting of the pro-rata portion of the time-based RSUs based on employment during the vesting period.

(8) Represents the incremental benefits provided under the Rogers Corporation Pension Restoration Plan.
(9) No executives qualify for retirement benefits as of December 31, 2018.
(10) Mr. Grudzien was not eligible for benefits under the Severance Plan due to his retirement on March 31, 2019.

Post Termination Table: Prior Severance Arrangements
The following table was prepared as though each NEO terminated employment on December 31, 2018 under the severance arrangements in place as of that date, using the closing share price of Rogers’ capital stock of $99.06 as of December 31, 2018 (the last trading day of the fiscal year). The amounts under the column labeled “Termination by Rogers without Cause or by NEO for Good Reason on or after a Change in Control” assume that a Change in Control occurred on December 31, 2018.

Summary of Separation Benefits	Termination by Rogers without Cause absent a CIC		Termination by Rogers without Cause or by NEO for Good Reason on or after a CIC		Termination Due to Death or Disability		Termination Due to Retirement(11)
Bruce D. Hoechner
Cash Severance	$1,211,538	(1)	$3,500,000	(3)	$—	(9)	$—
Accelerated Vesting of Unvested Equity	$—		$3,853,198	(4)	$3,146,681	(10)	$—
Benefits Continuation	$24,594	(2)	$61,485	(5)	$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$—		$20,000	(7)	$—		$—
Total Pre-Tax Payment	$1,236,133		$7,434,683		$3,146,681		$—
Mike Ludwig
Cash Severance	$420,000	(1)	$1,732,500	(3)	$—	(9)	$—
Accelerated Vesting of Unvested Equity	$—		$265,032	(4)	$50,086	(10)	$—
Benefits Continuation	$—		$19,243	(5)	$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$—		$20,000	(7)	$—		$—
280G Payment Reduction	N/A		N/A		N/A		N/A
Total Pre-Tax Payment	$420,000		$2,036,775		$50,086		$—
Robert C. Daigle
Cash Severance	$355,769	(1)	$1,433,750	(3)	$—	(9)	$—
Accelerated Vesting of Unvested Equity	$—		$870,321	(4)	$688,873	(10)	$—
Benefits Continuation	$—		$61,485	(5)	$—		$—
Retirement Benefits	$—		$415,967	(6)	$—		$—
Outplacement Services	$—		$20,000	(7)	$—		$—
280G Payment Reduction	N/A		$—		N/A		N/A
Total Pre-Tax Payment	$355,769		$2,801,523		$688,873		$—
Jeffrey M. Grudzien
Cash Severance	$238,846	(1)	$1,336,875	(3)	$—	(9)	$—
Accelerated Vesting of Unvested Equity	$—		$870,321	(4)	$688,873	(10)	$—
Benefits Continuation	$—		$61,485	(5)	$—		$—
Retirement Benefits	$—		$269,859	(6)	$—		$—
Outplacement Services	$—		$20,000	(7)	$—		$—
280G Payment Reduction	N/A		$—		N/A		N/A
Total Pre-Tax Payment	$238,846		$2,558,540		$688,873		$—
Helen Zhang
Cash Severance	$—		$—		$—		$—
Accelerated Vesting of Unvested Equity	$—		$852,094	(4)	$681,208	(10)	$—
Benefits Continuation	$—		$—		$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$—		$—		$—		$—
280G Payment Reduction	N/A		N/A		N/A		N/A
Total Pre-Tax Payment	$—		$852,094		$681,208		$—
Mark D. Weaver
Cash Severance	$48,077	(1)	$843,750	(3)	$—	(9)	$—
Accelerated Vesting of Unvested Equity	$—		$66,766	(4)	$23,057	(10)	$—
Benefits Continuation	$—		$60,666	(5)	$—		$—
Retirement Benefits	$—		$—		$—		$—
Outplacement Services	$—		$20,000	(7)	$—		$—
280G Payment Reduction	N/A		-$51,082	(8)	N/A		N/A
Total Pre-Tax Payment	$48,077		$940,100		$23,057		$—

(1) Messrs. Daigle and Grudzien were eligible to receive cash severance benefits (base salary only) under the prior severance policy, while Messrs. Hoechner and Lugwig were eligible to receive severance benefits under their offer letters. The severance period (assuming, in the cases of Messrs. Daigle and Grudzien, the NEO signed a General Release and Settlement Agreement) for these executives was 50, 36, 90, and 52 weeks, respectively.
(2) Reflects Rogers' cost to provide Mr. Hoechner 52 weeks of continued medical, dental, and vision insurance pursuant to his offer letter.
(3) Represents cash severance pay equal to 2.5X the sum of the executive's base salary plus the higher of target bonus or the last actual bonus paid (paid in 2018 for services in 2017).
(4) Time-based RSUs granted under the Rogers Corporation 2009 Long-Term Equity Compensation Plan become fully vested upon a qualifying termination event occurring within two years of a Change in Control. Performance-based RSUs vest pro-rata based on the performance achieved (as determined by the Compensation and Organization Committee) based on a truncated performance period ending as of the change in control. The data reflects acceleration of the 2017 and 2018 performance-based RSUs on a pro-rata basis based on the estimated performance as of December 31, 2018 (200% of target for 2017 awards and 0% of target for 2018 awards). This amount does not reflect the value of all outstanding equity awards as set forth on the "Outstanding Equity Awards at End of Fiscal Year 2018 Table." Note that 2016 performance-based RSUs are excluded as they were already earned at the end of the performance period (December 31, 2018).
(5) Represents the cost to the Company of providing medical and dental insurance for 2.5 years based on rates for 2018.
(6) Represents the incremental benefits provided under the Rogers Corporation Pension Restoration Plan.
(7) Represents the estimated value of six months of outplacement services (paid in lump sum).
(8) Represents the estimated reduction as of December 31, 2018, to the payments set forth in this column as required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code ("Section 280G") plus $1,000 (per Special Severance Agreement). The reported figure does not take into account that amounts may not be subject to reduction under Section 280G on account of being treated as reasonable compensation. For purposes of this calculation, the parachute payment of the performance-based equity awards due to the truncation of the performance period was treated as an acceleration of vesting under the Section 280G regulations.
(9) No pro-rata AICP payment is reflected in this estimate because AICP payments were fully earned by the NEOs continuing employment as of December 31, 2018.
(10) Represents (i) vesting of the pro-rata portion of the performance-based RSUs (based on the probable level of achievement as of December 31, 2018) and (ii) vesting of the pro-rata portion of the time-based RSUs based on employment during the vesting period.
(11) No executives qualify for retirement benefits as of December 31, 2018.

Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve 2018 NEO Compensation
In accordance with Section 14A of the Exchange Act, we are requesting shareholder approval, on a non-binding advisory basis, of the compensation of our NEOs during 2018, as described under the heading “Compensation Discussion and Analysis” beginning on page 19.
Executive compensation is an important matter for Rogers and our shareholders. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders.
We urge you to carefully read the Compensation Discussion and Analysis section of this proxy statement for additional details on Rogers’ executive compensation, including Rogers’ compensation philosophy and the 2018 compensation of our NEOs. Our Board of Directors believes that our executive compensation program is effective in implementing our compensation philosophy.
Although the advisory vote is non-binding, our Compensation and Organization Committee will review the results and consider the outcome of this vote in making future determinations regarding our executive compensation program.
Vote Required and Recommendation of the Board of Directors
The advisory vote on the compensation of our NEOs will be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and “broker non-votes” will have no effect on the outcome of the vote.
The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the 2018 compensation of our NEOs.

CEO Pay Ratio
In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer (the “Pay Ratio”). Our principal executive officer is our CEO, Mr. Hoechner. The Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In 2017, we identified our median employee as a manufacturing employee located in Belgium. Because there has not been a meaningful change to our employee population or a change in employee compensation that the Company believes would result in a significant modification to the pay ratio disclosure, we are using this median employee for the calculation of our 2018 pay ratio.
We combined all of the elements of such median employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $46,159 (excluding any estimated retirement and health benefits) for the median employee. An exchange rate of 1.1482 as of December 31, 2018 was used to convert Euros to United States Dollars.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Fiscal Year 2018 Summary Compensation Table on page 29 of this proxy statement.

Median Employee annual total compensation	$46,159
CEO annual total compensation	$3,673,711
Ratio of CEO to Median Employee compensation	79.6 to 1.0

Proposal 3: Approval of the Rogers Corporation 2019 Long-Term Equity Compensation Plan
We are asking our shareholders to approve the 2019 Equity Plan. The Board adopted the 2019 Equity Plan and unanimously recommends its approval by shareholders. The 2019 Equity Plan became effective as of February 10, 2019, subject to shareholder approval, which was the expiration date of the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “Prior Plan”). No further awards may now be made under the Prior Plan, but the Prior Plan will continue to govern awards previously granted thereunder. If our shareholders do not approve the 2019 Equity Plan at the annual meeting, the Company will be without an equity plan to make grants to its executive officers, other employees, and non-employee directors, and the contingent awards to certain non-executive employees described under "New Plan Benefits" will be null and void.
The purposes of the 2019 Equity Plan are (a) to attract, reward and retain employees, directors, and consultants; (b) to provide additional incentives to employees, directors, and consultants as determined by the Compensation and Organization Committee (the “Committee”) by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the Company’s business. See the “Compensation Discussion and Analysis” section contained in this proxy statement on pages 19-28 for more information regarding the Company’s executive compensation strategy with respect to long-term incentive compensation.
Highlights of the 2019 Equity Plan

•	Committee Independence. The 2019 Equity Plan is administered by the Committee, which is composed solely of independent directors.

•
Share Pool. The 2019 Equity Plan authorizes a share pool equal to the sum of 400,000 shares plus 627,238 shares, representing the number of shares remaining available for issuance under the Prior Plan as of its expiration date. The Company estimates that the expected duration of the 2019 Equity Plan’s share pool will be approximately seven years.

•	No Evergreen Provision. The 2019 Equity Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2019 Equity Plan can be automatically replenished.

•
Limited Share Recycling. Under the 2019 Equity Plan, shares are not returned to the share pool if they are (i) tendered in payment of an option, (ii) delivered or withheld to satisfy any tax withholding obligation or (iii) not issued upon full settlement of a stock-settled stock appreciation right.

•
Minimum Vesting Requirement. Awards granted under the 2019 Equity Plan must be subject to a vesting period of not less than one year from the grant date, except with respect to substitute awards or awards that vest in connection with a participant’s death, disability, or involuntary termination of employment or a change in control of the Company, as defined below. However, up to 5% of the 2019 Equity Plan’s share pool may be issued pursuant to awards that are not subject to this minimum vesting requirement.

•
Restriction on Acceleration. The Committee cannot accelerate the vesting or exercisability of awards granted under the 2019 Equity Plan, unless explicitly set forth in an award agreement or in connection with the participant’s death, disability, or involuntary termination of employment or a change in control of the Company.

•	No Discounted Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

•
No Repricing Without Shareholder Approval. Other than typical adjustments for a stock incentive plan in connection with a reorganization or a corporate transaction, the Company will not, without shareholder approval, reduce the purchase price of a stock option or SAR and will not exchange such stock option or SAR for a new award with a lower (or no) purchase price or for cash.

•
No Liberal Change in Control Definition. A “change in control” occurs under the 2019 Equity Plan only if (i) there is a sale of all or substantially all of the Company’s assets, (ii) there is a sale of all of the shares of the Company’s stock to an unrelated person, (iii) the consummation of a merger, reorganization, consolidation or share exchange unless the owners of the Company’s capital stock immediately before the transaction own more than 50% of the outstanding shares of the capital stock of the Company (or its successor) after the transaction, or (iv) the complete dissolution or liquidation of the Company.

•
Treatment Upon Change in Control. The 2019 Equity Plan will not automatically provide for full vesting of time-vesting awards upon a change in control of the Company. If a buyer assumes time-vesting awards granted under the 2019 Equity Plan, the vesting of such awards will accelerate only if the participant’s employment is terminated without cause within one year after the change in control. Performance-vesting awards will be vested upon a change in control of the Company assuming that target performance has been achieved. The Committee may also exercise its discretion to provide that outstanding awards be cancelled in exchange for cash and/or other consideration.

•
Clawback. The Committee may provide that any awards granted under the 2019 Equity Plan, including any cash or shares issuable thereunder, are subject to the Company’s recovery, recoupment, clawback and/or other forfeiture policies. The Company’s Compensation Recovery Policy, which is described in more detail below, will apply to any awards held by our executive officers.

•
No Dividends Prior to Vesting. The 2019 Equity Plan prohibits the payment of dividends or dividend equivalents to a participant before the vesting date of the portion of the award to which such dividends or dividend equivalents relate.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee.

•	No Automatic Grants. The 2019 Equity Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The 2019 Equity Plan does not provide for any tax gross-ups.
This description of the highlights of the 2019 Equity Plan is qualified in its entirety by reference to the 2019 Equity Plan itself set forth in the attached Exhibit A.
Overhang, Burn Rate and Dilution
Overhang, burn rate and dilution metrics for the preceding three fiscal years are set forth in the table below:

	2018 (%)	2017 (%)	2016 (%)	Average (%)
Dilution	0.49%	0.74%	0.96%	0.73%
Burn Rate	0.71%	0.80%	1.19%	0.90%
Overhang	5.74%	6.46%	7.83%	6.68%

“Dilution” is the total equity awards granted less cancellations, divided by the number of outstanding shares of capital stock as of the end of the applicable fiscal year.
The “burn rate” measures how quickly we use shares and is calculated by dividing the number of equity awards granted during any particular year by the number of outstanding shares of capital stock as of the end of the applicable fiscal year. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors.
“Overhang” is the number of shares subject to equity awards outstanding but not exercised or paid out, plus the number of shares available to be granted, divided by the number of outstanding shares of capital stock as of the end of the applicable fiscal year.
Description of the 2019 Equity Plan
The following is a summary of the principal features of the 2019 Equity Plan and its operation. This summary is qualified in its entirety by reference to the 2019 Equity Plan itself set forth in Exhibit A.
Types of Awards. The 2019 Equity Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, and other stock awards.
Eligibility. Employees, directors and consultants of the Company and its affiliates are eligible to receive awards under the 2019 Equity Plan, except that only employees may receive incentive stock options. As of March 6, 2019, approximately 146 employees, 7 non-employee directors and no consultants would be eligible to participate in the 2019 Equity Plan.
Number of Shares Available under the 2019 Equity Plan. The Board has reserved for issuance under the 2019 Equity Plan the sum of 400,000 shares plus 627,238 shares, representing the number of shares remaining available for issuance under the Prior Plan as of its expiration date. The shares may be authorized, but unissued, or reacquired capital stock.
If an award (including an award under the Prior Plan) is canceled, terminates unearned, expires, is forfeited or lapses for any reason, or settles in cash without the delivery of shares to the participant, the shares subject to such award will become available for future grant under the 2019 Equity Plan. However, shares will not become available for future grant under the 2019 Equity Plan if they are (i) tendered in payment of a stock option, (ii) delivered or withheld to satisfy any tax withholding obligation or (iii) not issued upon full settlement of a stock-settled stock appreciation right. Additionally, the payment of dividend equivalents in cash will not be counted against the 2019 Equity Plan’s share pool.
In the event of a stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, split-up, spin-off, combination or reclassification of the capital stock, repurchase, exchange of shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction, the Committee will proportionately adjust the number and type of shares covered by each outstanding award, the number and type of shares available for issuance under the 2019 Equity Plan, the exercise price or repurchase price of an outstanding award, the securities, cash or other property deliverable pursuant to an award and/or the performance standards appropriate to outstanding awards.
Awards may be granted under the 2019 Equity Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of an acquired company in a merger or other form of corporate acquisition, and the shares subject to any such award will not reduce the number of shares available for issuance under the 2019 Equity Plan.
Administration. The Committee will administer the 2019 Equity Plan. Each member of the Committee as of the date of this proxy statement qualifies as a “non-management director” under Rule 16b-3 of the Exchange Act. Subject to the terms of the 2019

Equity Plan, the Committee has discretion to select the employees and consultants who will receive awards, determine the terms and conditions of awards (including the type and amount of the award), to interpret the provisions of the 2019 Equity Plan and outstanding awards and to take other appropriate actions as provided under the 2019 Equity Plan. However, the Committee is restricted from accelerating the vesting of, or ability to exercise awards, unless explicitly set forth in an award agreement or in connection with a participant’s death, disability or involuntary termination of employment, or a change in control of the Company. Grants to non-employee directors are made by the Board, unless the Board delegates such responsibility to the Committee. The number of awards that an employee, director or consultant may receive under the 2019 Equity Plan is at the discretion of the Committee or the board, as applicable. The Committee may not amend any award to reduce the exercise price of that award or cancel any outstanding award in exchange for other awards with an exercise price lower than the original award, unless such action is approved by shareholders.
Minimum Vesting Requirement. Awards granted under the 2019 Equity Plan are subject to a vesting period of not less than one year, except in the case of substitute awards, or awards that vest in connection with a participant’s death, disability or involuntary termination of employment, or a change in control of the Company. However, up to 5% of the 2019 Equity Plan’s share pool may be granted pursuant to awards that are not subject to this minimum vesting requirement.
Restricted Stock Units. The Company may make awards of restricted stock units under the 2019 Equity Plan, which represent a contractual right to receive shares subject to the satisfaction of certain vesting criteria established by the Committee. Such vesting criteria may be based on continued employment and/or achieving performance objectives. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the award agreement. The award agreement will generally specify the treatment of the restricted stock units upon the termination of the participant’s service with the Company. The Committee determines the number of restricted stock units granted to any participant.
Restricted Stock. The Company may make awards of restricted stock under the 2019 Equity Plan, which represent issued and outstanding shares of the Company’s capital stock that remain subject to forfeiture in accordance with the terms and conditions established by the Committee. The award agreement will generally grant the Company a right to repurchase or reacquire the unvested shares upon the termination of the participant’s service with the Company. The Committee will determine the number of shares granted pursuant to an award of restricted stock.
Stock Options. The Committee is able to grant non-qualified stock options (“NQSO”) and incentive stock options (“ISO”) under the 2019 Equity Plan. The Committee will determine the number of shares and the exercise price subject to each stock option, provided that the exercise price must be at least equal to the fair market value of the Company’s capital stock on the grant date. In addition, the exercise price of an ISO granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding capital stock must be at least 110% of the fair market value of the Company’s capital stock on the grant date.
The term of a stock option may not exceed ten years, except that, with respect to any participant who owns 10% of the total voting power of all classes of the Company’s outstanding capital stock, the term of an ISO may not exceed five years. After the participant’s termination of service, the participant may be able to exercise the vested portion of his or her option if permitted by, and subject to the provisions in, the award agreement. The 2019 Equity Plan permits stock options to be exercised using a “net settlement” feature (i.e., the issuance of shares equal to the option spread without payment of the exercise price).
Stock Appreciation Rights. The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of a specified number of shares of the Company’s capital stock occurring between the grant date and the exercise date. The appreciation may be paid in cash, capital stock of equivalent value, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2019 Equity Plan. The Committee, subject to the terms of the 2019 Equity Plan, will have discretion to determine the terms and conditions of stock appreciation rights granted under the 2019 Equity Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed 10 years. After the participant’s termination of service, the participant will be able to exercise the vested portion of his or her stock appreciation right if permitted by, and subject to the provisions in, the award agreement.
Other Awards. The Committee may also grant other types of awards that settle in cash or shares under the 2019 Equity Plan. The Committee will determine the terms and conditions of such awards, including the number of shares subject to such awards and any vesting or performance restrictions applicable thereto.
Transferability of Awards. Unless otherwise determined by the Committee or expressly permitted under the applicable award agreement, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. During the lifetime of the participant, stock options and stock appreciation rights may be exercised only by the participant.
Treatment Upon Change in Control. In the event of a change in control of the Company, time-vesting awards that are assumed, continued or substituted by the surviving or acquiring corporation will fully vest upon the participant’s termination without cause within one year after such change in control. If such awards are not so assumed, continued or substituted, the awards will fully vest upon the change in control. Performance-vesting awards will vest assuming target performance has been achieved upon a change in control of the Company. The Committee may also provide that outstanding awards, whether vested or unvested, be cancelled in exchange for cash, shares and/or other consideration, with a value equal to (i) for restricted stock, restricted stock units or other “full-value” awards, the fair market value of the shares underlying such award on the date of the change in control, or (ii) for options or stock appreciation rights, the excess, if any, of the fair market value of the shares underlying such award over the aggregate exercise price (or for no consideration, if the fair market value does not exceed the exercise price).
Amendment and Termination of the 2019 Equity Plan. The Board will have the authority to amend, alter, suspend or terminate the 2019 Equity Plan, except that shareholder approval will be required for any amendment to the 2019 Equity Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2019 Equity Plan will impair the rights of any participant, unless required to comply with applicable law or mutually agreed between the participant and the Committee in a writing signed by the participant and the Company. The 2019 Equity Plan will terminate on February 7, 2029, unless the Board terminates it earlier.
Other Incentive Compensation Arrangements. Nothing contained in the 2019 Equity Plan restricts or prevents the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.
Clawback. The Committee may provide that any participant or award, including the cash and/or shares payable thereunder, be subject to the Company’s recovery, recoupment, clawback and/or other forfeiture policy. Awards granted to the Company’s executive officers are subject to the Company’s Compensation Recovery Policy, which provides that the Board of Directors can recover compensation earned by or paid to an executive officer based on a financial result or operating objective that was impacted by the officer’s misconduct, as well as compensation earned, vested or granted after the officer breaches a material obligation under an applicable employment or restrictive covenant agreement.
No Dividends Prior to Vesting. No dividends or dividend equivalents may be paid to a participant until the portion of the award to which such dividends or dividend equivalents relate has vested.
New Plan Benefits
The Committee has not made any determinations with respect to future awards to be made under the 2019 Equity Plan to any named executive officer, the current executive officers as a group, or the non-executive directors as a group. The aggregate number of shares underlying awards granted in 2018 under the Prior Plan to (i) the Company’s named executive officers as a group was 30,965, (ii) the Company’s executive officers as a group was 36,125, and (iii) the Company’s non-executive directors as a group was 8,400. For further information regarding the Company’s long-term incentive compensation practices with respect to our named executive officers in 2018, please refer to page 25 of the Compensation Discussion and Analysis section of this proxy statement and the Grants of Plan-Based Awards for Fiscal Year 2018 table in the Executive Compensation section of this proxy statement. For further information regarding the Company’s long-term incentive compensation practices with respect to our non-employee directors in 2018, please refer to pages 16-17 of the Directors’ Compensation section of this proxy statement. The Company has agreed to grant awards for an aggregate of 600 shares under the 2019 Equity Plan to two newly hired non-executive employees that are contingent upon approval of the 2019 Equity Plan by the Company's shareholders. If shareholders do not approve the 2019 Equity Plan, these contingent awards will be null and void. The aggregate number of shares underlying awards granted in 2018 to the Company's non-executive employees as a group under the Prior Plan was 41,680.
Material U.S. Federal Income Tax Consequences of Participation in the 2019 Equity Plan
The following is a brief summary of the material U.S. federal income tax consequences associated with awards under the 2019 Equity Plan, based on current U.S. federal income tax laws and Treasury regulations promulgated thereunder, all as in effect or existence as of the date of this proxy statement. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Moreover, the tax effects of participation in the 2019 Equity Plan may vary depending on the facts and circumstances pertaining to each participant. Each participant who receives an award under the 2019 Equity Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.
Restricted Stock Units. A recipient of a restricted stock unit realizes ordinary income when the award is settled in shares. The ordinary income realized on the payment date equals the full fair market value of the capital stock or other property delivered. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.
Restricted Stock. The grant of restricted stock generally does not result in taxable income to a participant or a tax deduction for the Company. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the stock on the date the restrictions expire. However, a participant may instead elect to include the value of the stock in income at the time of grant by making a “section 83(b) election.” If the participant later forfeits the restricted stock, the participant will not be able to deduct the amount previously recognized as income (although he or she might be able to claim a capital loss equal to any amount actually paid for the shares). The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of restricted stock. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income.
Incentive Stock Options. ISOs are intended to meet the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The grant of an ISO does not result in taxable income to the participant or a tax deduction for the Company. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the capital stock subject to the ISO may result in alternative minimum tax liability to the participant) and the Company will not be allowed a deduction at any time in connection with such award, if the following conditions are met:

•	at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the participant is an employee of the Company or an affiliate; and

•	the participant makes no disposition of stock within two years from the date of grant or within one year after the stock is transferred to the participant.
The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant, provided the participant was employed at, or within three months prior to, the time of death. If the stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.
If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of:

•	the excess of the fair market value of the capital stock subject to the ISO on the date of exercise over the exercise price; or

•
if the employment period (but not the holding period) described above is satisfied and if the disposition occurs in an arm’s length sale or exchange with an unrelated party, the excess of the amount realized upon such disposition over the exercise price.

If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will generally be allowed to the Company for the same year.
If a participant pays the exercise price for an ISO with capital stock already owned and the participant receives back a larger number of shares, a number of shares of capital stock equal to the number of shares used to pay the exercise price will have a tax basis equal to that of the stock originally used to pay the exercise price. The additional newly acquired shares of capital stock will have a tax basis of zero. The ISO holding period for the newly acquired capital stock will begin on the exercise date. The tax on disposition will be as described above. If the participant uses shares obtained on exercise of an ISO before the end of the incentive stock option holding period for those shares, the participant will be taxed on those shares as though he or she had sold those shares at that time.
Non-Qualified Stock Options. NQSOs are options that are not intended to meet the requirements of Section 422 of the Code. Generally, the grant of a NQSO does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a NQSO, the participant will generally realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the capital stock subject to the stock option on the date of exercise over the exercise price, and the Company will generally be entitled to a corresponding deduction for the same year. The participant’s basis in the shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.
If a participant who exercises a NQSO pays the exercise price by tendering capital stock and receives a larger number of shares back, the participant will realize taxable income in an amount equal to the fair market value of the additional capital stock received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the capital stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired capital stock obtained upon exercise of the NQSO will have a tax basis equal to the fair market value of such capital stock on the date of exercise.
Stock Appreciation Rights. Generally, the grant of a stock appreciation right does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a stock appreciation right, the participant will generally realize ordinary taxable income in an amount equal to the excess of the fair market value of the capital stock on the date the stock appreciation right is exercised over the exercise price of the stock appreciation right, and the Company will generally be entitled to a corresponding deduction for the same year.
Dividend Equivalents. Dividend equivalents generally are taxed as compensation when they are paid to the participant, and the Company generally receives a corresponding deduction for the same year. If a participant elects to be taxed on the value of restricted stock when the award is granted, dividend equivalents paid with respect to the award will be taxed as dividends and will not be deductible by the Company.
Deferred Compensation. Section 409A of the Code applies to amounts that are considered “non-qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the 2019 Equity Plan, does not meet the requirements of Section 409A of the Code, the participant will recognize ordinary income tax with respect to such arrangement, as well as an additional 20% excise tax plus interest. Although the Committee intends to administer the 2019 Equity Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not represent or warrant that any award under the 2019 Equity Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law.

Parachute Payments. In the event any payments or rights accruing to a participant upon a change in control of the Company, including any payments or vesting under the 2019 Equity Plan triggered by such change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to a 20% excise tax (in addition to ordinary income tax) on any “excess parachute payments” (within the meaning of Section 280G of the Code) and the Company may be disallowed a deduction for the amount of such excess parachute payments.
Application of Section 162(m) of the Code. Section 162(m) of the Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to each of the Company’s “covered employees.” The definition of “covered employee” includes anyone who was the Company’s CEO or CFO at any time during the year, as well as the Company’s three other most highly-compensated executive officers during the year. Any individual who is or became a covered employee after December 31, 2016 will always be treated as a covered employee, even after termination of employment. Accordingly, awards granted to the Company’s covered employees under the 2019 Equity Plan may not be fully deductible.

Equity Compensation Plan Table
The table and footnotes below describe those equity compensation plans approved and not approved by the Company’s security holders as of December 31, 2018.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under each equity compensation plan excluding securities referenced in column (a)
Equity Compensation Plans Approved by Security Holders
Rogers Corporation 2009 Long-Term Equity Compensation Plan	421,394(2)	$32.21	777,385(7)
Rogers 2005 Equity Compensation Plan	1,463(3)	$23.86	—
Rogers 1998 Stock Incentive Plan	3,138(4)	$—	—
Rogers Corporation Global Stock Ownership Plan For Employees(5)	—	$—	106,344
Equity Compensation Plans Not Approved by Security Holders
Rogers Corporation Stock Acquisition Program(6)	797	$—	—
Total	426,792	$31.99	883,729
(1) Weighted average exercise price does not take into account outstanding awards of deferred stock units, restricted stock units or phantom stock units.
(2) Consists of 10,650 shares for stock options, 402,344 shares for restricted stock units and 8,400 shares for deferred stock units.
(3) Consists of 300 shares for stock options and 1,163 shares for phantom stock units.
(4) Consists of 3,138 shares for phantom stock units.
(5) This is an employee stock purchase plan within the meaning of Section 432(b) of the Internal Revenue Code of 1986, as amended.
(6) The purpose of the Stock Acquisition Program was to enable non-management directors to acquire shares of Rogers’ capital stock in lieu of cash compensation, on either a current or deferred basis at the then current fair market value of such capital stock. For the periods covered by this report, the Company no longer offered capital stock to its directors under the Stock Acquisition Program.
(7) This plan expired in early February 2019, and these shares are no longer available for issuance thereunder.

Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast is necessary to approve the 2019 Equity Plan (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval of the 2019 Equity Plan.

Proposal 4: Ratification of PricewaterhouseCoopers LLP as Independent Auditor
We are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2019. Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the committee may select a different independent auditor at any time during the year if it determines that doing so would be in the best interests of Rogers and our shareholders. Rogers expects representatives of PwC to attend the Annual Meeting of Shareholders. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.
Fees of Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees billed to Rogers by PwC for the 2018 and 2017 fiscal years.

	2018	2017
Audit Fees(1)	$3,100,000	$2,895,900
Audit-Related Fees(2)	$19,750	$21,400
Tax Fees(3)	$195,600	$203,900
All Other Fees(4)	$6,900	$6,900
Total	$3,322,250	$3,128,100

(1)
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, audit procedures related to acquisitions or other services to comply with GAAS. Amounts also include fees for the required audit of the Company’s internal control over financial reporting. The fee increase from 2017 to 2018 was related to the Company’s acquisitions and disclosures related to the new lease accounting standard (ASC 842).

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” This category includes fees related primarily to accounting consultations.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning and compliance in connection with acquisitions and international tax planning.

(4)
All other fees consist of fees for products and services other than the services reported above, including subscriptions services to PwC’s online resources for accounting and auditing technical research and disclosure requirements.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related and tax services provided by PwC in fiscal year 2018 and related fees were approved in accordance with the Audit Committee’s policy.
Vote Required for Ratification and Recommendation of the Board of Directors
The affirmative vote of a majority of the votes properly cast on this proposal will constitute approval of the ratification of the appointment of PwC as Rogers’ independent registered public accounting firm for 2019. Abstentions will not have any effect on the outcome of the proposal. If shares are held in street name by a nominee, that nominee has discretionary authority to vote shares held through it in the absence of instructions regarding how such shares should be voted.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Rogers’ independent registered public accounting firm for 2019.

Related Party Transactions
Since January 1, 2018, neither Rogers nor any of its subsidiaries has been a participant in any transaction in which any of its executive officers, directors, more than 5% shareholders, or any immediate family member of the foregoing (with any one of these being a “Related Party”) has a material interest.
Policies and Procedures for Approval of Related Party Transactions
Rogers’ Code of Business Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers (the “Code”), prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of the Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors (as used in this section, the “Committee”). Any waiver of the Code that is granted to a director or an officer or amendment of the code will be posted on Rogers’ website, located at http://www.rogerscorp.com, or otherwise publicly disclosed, as required by applicable law or NYSE rules and regulations. Waivers for other employees must be approved by certain members of senior management.
In addition, to supplement the Code, the Board of Directors has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Rogers was, is or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity) (with such transactions being “Interested Transactions”).
The Committee reviews the material facts relating to all Interested Transactions and either approves or disapproves of the Company’s entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then at the Committee’s next meeting, the Interested Transaction will be considered and, if the Committee determines it to be appropriate, ratified (or if not ratified, the Committee will determine if the transaction should be terminated). In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the Interested Transaction is material to the Company, the role the Related Party has played in arranging the Interested Transaction, and the extent of the Related Party’s interest in the Interested Transaction.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Rogers’ executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.
Based solely on Rogers’ review of the forms furnished to it during 2018, and written representations from certain reporting persons, Rogers believes that all Section 16(a) reports of its executive officers and directors, and persons who own more than 10% of Rogers’ capital stock were timely filed during the year ended December 31, 2018.

Shareholder Proposals and Other Shareholder Business at the 2020 Annual Meeting of Shareholders
The Nominating and Governance Committee will consider director nominees recommended by shareholders as set forth below. To be considered for inclusion in Rogers’ proxy statement and form of proxy in connection with the 2020 Annual Meeting of Shareholders, shareholder proposals must be received by Rogers on or before November 29, 2019. In addition, the Company’s bylaws establish an advance notice procedure for shareholders to present business to be conducted at the 2020 Annual Meeting of Shareholders. In order for a shareholder to present a proposal at the 2020 Annual Meeting of Shareholders pursuant to the advance notice bylaw, Rogers must receive written notice of the proposal no earlier than November 10, 2019 and no later than December 10, 2019, and the written notice must comply with the requirements of the Company’s bylaws.
Under the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2020 Annual Meeting of Shareholders (i.e., to propose a candidate for election who is not otherwise nominated through the process described above) must give the company written notice no earlier than November 10, 2019 and no later than December 10, 2019. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate, as described in more detail in the bylaws.
All shareholder proposals or notices of an intention to nominate a director or present other business at the 2020 Annual Meeting of Shareholders should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, 2225 West Chandler Boulevard, Chandler, AZ 85224.

Solicitation of Proxies
Rogers will pay the cost of soliciting proxies, including preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of its capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained Alliance Advisors LLC to assist it in the solicitation of proxies at a cost of approximately $5,500 plus reimbursement of certain expenses.

“Householding” of Proxy Materials
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials, and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are Rogers’ shareholders will be “householding” proxy materials. A single Notice Regarding the Availability of Proxy Materials and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, 2225 West Chandler Boulevard, Chandler, Arizona 85224 (phone: 480-917-6000), and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder. Shareholders who share the same address, who currently receive multiple copies of the Notice Regarding the Availability of Proxy Materials, proxy statement and annual report and would like to request “householding” of such information should contact their broker or Rogers using the contact information above.

Communications with Members of the Board of Directors
Although the Board of Directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and shareholders. Until such time as the Board may adopt a different set of procedures, any such shareholder communications should be sent to the Board of Directors, Rogers Corporation, 2225 West Chandler Boulevard, Chandler, Arizona, 85224, c/o Office of the Corporate Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the Board for consideration.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2019
This proxy statement and our 2018 Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, are available at https://materials.proxyvote.com/775133.

Availability of Certain Documents
Rogers maintains a website at http://www.rogerscorp.com. Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation and Organization Committee Charter, and Nominating and Governance Committee Charter are each available in a printable format on this page of the website: http://www.rogerscorp.com/cg/. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

EXHIBIT A to PROXY STATEMENT
ROGERS CORPORATION
2019 LONG-TERM EQUITY COMPENSATION PLAN
ARTICLE 1.
BACKGROUND AND PURPOSE
1.1.    Background. This Rogers Corporation 2019 Long-Term Equity Compensation Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares and other equity-based awards. This Plan is intended to replace the Rogers Corporation 2009 Long-Term Equity Compensation Plan, as amended (the “Prior Plan”). The Prior Plan shall be terminated and replaced and superseded by this Plan as of the Effective Date, subject to approval by the Company’s shareholders, except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.
1.2.    Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to Employees, Directors, and Consultants as determined by the Committee by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the Company’s business.
1.3.    Eligibility. Employees, Consultants, and Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees. Notwithstanding the foregoing, a person who would otherwise be eligible to receive an Award under the Plan shall not be eligible in any jurisdiction where such person's participation in the Plan would be unlawful.
1.4.    Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth in Article 13 below.
ARTICLE 2.
SHARE LIMITS

2.1.	Shares Subject to the Plan.
(a)    Share Reserve. Subject to adjustment under Section 2.2 of the Plan, the aggregate number of Shares that may be delivered pursuant to Awards (the “Share Reserve”) shall be the sum of (i) 400,000 Shares plus (ii) any shares remaining available for issuance under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”). At all times the Company will reserve and keep available a sufficient number of Shares in such manner as it may consider appropriate in order to satisfy the requirements of all outstanding Awards made under the Plan that are to be settled in Shares.
(b)    Incentive Stock Options. Subject to adjustment under Section 2.2 of the Plan, the aggregate number of Shares that may be delivered pursuant to Incentive Stock Options shall be the sum of (i) 400,000 Shares plus (ii) the Prior Plan’s Available Reserve.
(c)    Shares Counted Against Limitation. The Share Reserve shall be increased when and to the extent that an Award (or an award under the Prior Plan that is outstanding as of the Effective Date) is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or an Award (or an award under the Prior Plan that is outstanding as of the Effective Date) is settled in cash without the delivery of shares to the Participant, such that any Shares subject to such Award (or such award under the Prior Plan that is outstanding as of the Effective Date) shall again be available for the grant of an Award pursuant to the Plan, except as follows. Shares subject to an Award (or an award under the Prior Plan that is outstanding as of the Effective Date) shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right that were not issued upon full settlement. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Share Reserve.
(d)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers advisable or appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in this Article 2.
2.2.    Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of Participants:
(a)    proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of Shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (v) the repurchase price, if any, per Share subject to each outstanding Restricted Stock Award, or (vi) the performance standards appropriate to any outstanding Awards; or
(b)    subject to Section 11.10 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.
The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess, if any, of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.2 shall be final and conclusive. The Committee may act under this Section 2.2 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.2(a) above shall nevertheless be made. Any adjustments made under this Section 2.2 shall be done in a manner that complies with Section 409A of the Code, to the extent applicable.
ARTICLE 3.
PLAN ADMINISTRATION

3.1.	Administrator. The Plan shall be administered by the Committee.

3.2.    Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion:

(a)	to determine the Fair Market Value;
(b)    to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each;

(c)	to determine the number of Shares to be covered by each Award granted hereunder;
(d)    to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property;

(e)	to approve forms of Award Agreements;
(f)    to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine;

(g)	to construe and interpret the terms of the Plan and Award Agreements;
(h)    to correct any defect (including but not limited to amending an Award Agreement to comply with Applicable Law), supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan;
(i)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 14.1 of the Plan;

(j)    to authorize withholding arrangements pursuant to Section 11.8(b) of the Plan;
(k)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(l)    to determine the treatment of Awards in connection with a Change in Control;
(m)    subject to the restrictions under Section 409A of the Code, to extend at any time the period during which an Option may be exercised or a Stock Appreciation Right may be settled; and
(n)    to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems advisable or appropriate for administering the Plan and effectuating its purposes.
3.3.    Compliance with 409A. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that avoids (to the extent practicable) the classification of any Award as “non-qualified deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A of the Code with respect to the grant of an Award shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter or transfer any liability for any tax or penalty from the Participant to the Committee, the Company, or any other person.
3.4.    Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

Neither the Board nor the Committee, nor any member of either or any delegatee thereof (including any person signing on behalf of the Company) shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.    Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
ARTICLE 4.
VESTING
4.1.    Vesting. (a)    General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more performance objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
(b)    Minimum Vesting Requirements. Notwithstanding Section 4.1(a) or any other provision in the Plan to the contrary, all Awards granted under the Plan shall be subject to a vesting period of not less than one year from the date of grant; provided, that up to 5% of the Share Reserve may be issued pursuant to Awards that are not subject to the minimum vesting requirement set forth in this Section 4.1(b); provided, further, that the minimum vesting requirement set forth in this Section 4.1(b) shall not apply with respect to substitute Awards granted pursuant to Section 2.1(d) or with respect to Awards that vest in connection with a Change in Control or upon a Participant’s death, disability, or involuntary termination of employment.
4.2.    Restriction on Acceleration. The Committee shall not accelerate the vesting or exerciseability of all or any portion of an Award, unless (i) explicitly provided under the terms of an Award Agreement, (ii) pursuant to Section 11.10 (Change in Control), or (iii) upon a Participant’s death, disability, or involuntary termination of employment.
4.3.    Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.
4.4.    Performance Objectives. Any performance objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals. Performance objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures. The performance objectives and designated level of performance for a performance objective may vary from Participant to Participant. Performance objectives may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures.
ARTICLE 5.
STOCK OPTIONS
5.1.    Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.
5.2.    Type of Option.
(a)    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only an Employee may be granted an Incentive Stock Option. A Director or Consultant may receive an Option only in the form of a Non-Qualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be treated as a Non-Qualified Stock Option.

(b)    Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.2 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
5.3.    Limitations.
(a)    Maximum Term. No Option shall have a term in excess of ten years, measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years, measured from the date the Option is granted.
(b)    Minimum Exercise Price. Subject to Section 2.2 of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder, subject to Section 2.2 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.
(c)    $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non- Qualified Stock Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted in accordance with Applicable Law.
(d)    10% Shareholder. For purposes of this Section 5.3, a “10% Shareholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, determined under Section 424(d) of the Code.
(e)    Time Limit on Granting Incentive Stock Options. Incentive Stock Options may be granted only within ten years after the date the Board adopts the Plan or the date the Plan is approved by shareholders, whichever is earlier.
5.4.    Form of Consideration. The exercise price of any Option may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares or withholding of Shares deliverable upon exercise.
5.5.    Exercise of Option. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option specifying the number of Shares to be purchased and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.
ARTICLE 6.
STOCK APPRECIATION RIGHTS
6.1.    Terms of Stock Appreciation Right. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the limitations set forth below and shall be stated in the Award Agreement. Except as otherwise specifically provided for in an Award Agreement or by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

(a)    Base Price. The base price per Share subject to a Stock Appreciation Right shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.
(b)    Exercise Period. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted. Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.
6.2.    Exercise of Stock Appreciation Right. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
ARTICLE 7.
RESTRICTED STOCK
7.1.    Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.2.    Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
7.3.    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock on the grant date as it may deem advisable or appropriate.
7.4.    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
7.5.    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement, as follows:
(a)    If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.
(b)    If any such dividends or distributions are paid in cash, the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated (without interest) during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock become nonforfeitable or are forfeited, as the case may be. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

ARTICLE 8.
RESTRICTED STOCK UNITS
8.1.    Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.
8.2.    Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units.
Unless otherwise provided in the Award Agreement, during the period prior to Shares being issued in the name of a Participant under any Restricted Stock Unit, dividend equivalents shall accrue on each date dividends on Shares are paid, subject to such conditions as the Committee may deem advisable or appropriate. The time and form of any such payment of such dividend equivalents shall be specified in the Award Agreement.
8.3.    Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.
ARTICLE 9.
OTHER EQUITY-BASED AWARDS
9.1.    Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon Shares or payable in cash or Shares having such terms and conditions as the Committee may determine, including Deferred Stock Units, Unrestricted Shares, Performance Shares and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards, including the number of Shares and any vesting or performance restrictions. All such terms and conditions of such Awards shall be stated in the Award Agreement. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.
ARTICLE 10.
TERMINATION OF SERVICE
10.1.    Effect of Termination of Service on Awards; Forfeiture. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Subject to Section 11.10, and unless otherwise provided in an Award Agreement or determined by the Committee, if, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any performance objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such performance objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant without any consideration due to such Participant.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1.    No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment, or to provide the same terms and conditions of an Award, to all Participants or Beneficiaries under the Plan.

11.2.    No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time for any reason to the extent permitted by Applicable Laws.
11.3.    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
11.4.    Transferability of Awards. Unless otherwise determined by the Committee or expressly permitted under the applicable Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.
11.5.    Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to shares of Shares covered by an Award until the date the Participant becomes the holder of record of such Shares.
11.6.    Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee and (b) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider advisable or appropriate, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to Applicable Laws, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
11.7.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company and its Affiliates of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
11.8.    Tax Withholding.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, local and foreign income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
(b)    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy a tax withholding obligation with respect to an Award, in whole or in part or some combination thereof, by electing to have the Company withhold otherwise deliverable Shares with respect to such Award or delivering to the Company already-

owned Shares having a Fair Market Value equal to the minimum statutory amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.
11.9.    Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include on the grant date such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines advisable or appropriate, including but not limited to restrictions on resale or other disposition, rights of the Company to repurchase or recover Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without shareholder approval except as contemplated in Section 2.2.
11.10.    Change in Control. Unless otherwise determined by the Committee:
(a)    Service-Vesting Awards. The vesting of outstanding Awards that vest solely on the basis of continued employment with the Company or any of its Affiliates shall be accelerated solely by reason of a Change in Control only if the surviving corporation or acquiring corporation following a Change in Control refuses to assume or continue such Awards or to substitute similar awards for those outstanding immediately prior to the Change in Control. If such Awards are so continued, assumed or substituted and within one year after the Change in Control a Participant is terminated without Cause, then the vesting and, if applicable, exercisability of all such unvested Awards held by such Participant shall be accelerated in full and any reacquisition rights held by the Company with respect to an Award shall lapse in full, in each case, upon such termination.
(b)    Performance-Vesting Awards. The vesting of outstanding Awards that vest in whole or in part based upon achieving performance objectives shall be accelerated by reason of a Change in Control assuming that target performance has been achieved.
(c)    Cancellation of Awards. Notwithstanding Sections 11.10(a) and 11.10(b), in the event of a Change in Control, the Committee may in its discretion provide that outstanding Awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (i) for Restricted Stock, Restricted Stock Units, or other stock-based Awards (other than Stock Options or Stock Appreciation Rights), the Fair Market Value of the Shares underlying such Award on the date of such Change in Control or (ii) for Stock Options or Stock Appreciation Rights, the excess, if any, of the Fair Market Value of the Shares underlying such Award on the date of such Change in Control over the aggregate exercise price; provided that, if the Fair Market Value of a Share on such date does not exceed the per share exercise price, the Committee may cancel such Stock Option or Stock Appreciation Right for no consideration.
(d)    Settlement and Section 409A. Except as otherwise provided in an Award Agreement, Awards that become vested pursuant to this Section 11.10 shall be settled as soon as practicable after a Change in Control; provided that, any Award that is subject to Section 409A of the Code shall be settled, instead, at the time(s) specified in the applicable Award Agreement to the extent necessary to avoid any additional tax imposed by Section 409A of the Code. Unless otherwise compliant with Section 409A of the Code, notwithstanding the foregoing, any Award that is subject to Section 409A of the Code shall be settled upon a Change in Control only if such Change in Control also constitutes a change in the ownership or a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as each is defined under Section 409A of the Code and the regulations thereunder (a “Qualifying Change in Control”). Upon a Change in Control that does not constitute a Qualifying Change in Control, Awards that are subject to Section 409A of the Code shall remain payable at the times and in the forms provided for in the applicable Award (without regard to such Change in Control).

11.11.    Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for consequences relating to Section 16 or the rules promulgated thereunder of Awards or events in connection with Awards if an Award or related event does not so qualify.
11.12.    Trading Policy Restrictions. Awards and Shares underlying such Awards shall be subject to the Company’s insider trading policy as may be in effect from time to time, including any blackout period trading prohibition or requirement to obtain mandatory pre-clearance of a transaction.
11.13.    Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.
11.14.    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.
11.15.    Clawback. The Committee shall have the authority to provide that any Participant and/or any Award, including any cash payable and/or Shares issuable thereunder, shall be subject to such recovery, recoupment, clawback and/or other forfeiture policy that is maintained by the Company from time to time. Without limiting the generality of the foregoing sentence, any Award, including any cash payable and/or Shares issuable thereunder, granted to an individual who is subject to the terms of the Company’s Compensation Recovery Policy, as may be amended from time to time, shall be subject to the provisions of such Compensation Recovery Policy.
11.16.    No Payment of Dividends Prior to Vesting. Notwithstanding anything in the Plan to the contrary, to the extent a Participant is eligible to receive dividends or dividend equivalents with respect to an Award granted under the Plan, such dividends or dividend equivalents shall in no case be paid to the Participant before the vesting date of the portion of the Award to which such dividends or dividend equivalents relate.
ARTICLE 12.
TERM, AMENDMENT, AND TERMINATION OF PLAN
12.1.    Term of Plan. The Plan shall become effective on the Effective Date.
12.2.    Termination. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board adoption of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.
12.3.    Amendment. The Board may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Any revision that deletes or limits the scope of the provisions of Section 11.9 prohibiting Repricing of Options or Stock Appreciation Rights without shareholder approval shall require shareholder approval.
12.4.    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan or an Award Agreement shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee (with any such agreement in writing and signed by the Participant and the Company). Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 13.
DEFINITIONS
“Affiliate” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.
“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, federal, state, local and other tax laws (including the Code), any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.
“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). A writing includes an electronic form of agreement. Each Award Agreement shall be subject to the terms and conditions of the Plan.
“Beneficiary” means the person or persons entitled to exercise any Award or receive any payment under an Award after a Participant’s death as determined under Section 14.4 of the Plan.
“Board” means the board of directors of the Company.
“Cause”, as used in connection with the termination of a Participant’s services, means: (1) with respect to any Participant covered, at the time the Award is granted, under an Officer Special Severance Agreement with the Company or the Rogers Corporation Severance Plan, effective as of     , 2019, as may be amended from time to time (the “Severance Plan”), “cause” as defined in such agreement or such plan, or (2) with respect to any other Participant, any of the following:
(i)    the failure of the Participant to perform any of his or her duties to the Company that results in material harm to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or a material violation of a material restriction under any other Company policy;
(ii)    the Participant’s commission of any felony or other crime that the Committee determines adversely impacts the Participant’s ability to continue performing services with the Company;
(iii)    acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company; or
(iv)    a breach of the terms of any confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.
The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company.
“Change in Control” means: (1) with respect to any Participant covered, at the time the Award is granted, under an Officer Special Severance Agreement with the Company or the Severance Plan, “change in control” as defined in such agreement or such plan, or (2) with respect to any other Participant, the first to occur of any one of the following events:

(i)the closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
(ii)the closing of the sale of all of the Company’s Shares to an unrelated person or entity;
(iii)the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding Shares immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this subsection, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of Shares by the persons described above immediately before the consummation of such transaction; or
(iv)the complete dissolution or liquidation of the Company.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
“Committee” means the Compensation and Organization Committee of the Board; provided, however, for the purpose of granting Awards with Service Providers in their capacity as Directors, "Committee" shall mean the Board unless the Board delegates such responsibility to the Committee.

“Company” means Rogers Corporation, a Massachusetts corporation, or any successor thereto.
“Consultant” means any natural person, including an advisor, who is (i) not an Employee, (ii) engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity and (iii) eligible to be covered under a registration statement on Form S-8.
“Deferred Stock Unit” means an Award that is vested on the date of grant that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Article 8 above except for the requirement to have a Period of Restriction.
“Director” means a member of the Board.
“Effective Date” means the date the Prior Plan expires in accordance with its terms; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders under Applicable Laws before the first anniversary of the date on which the Board adopted the Plan.
“Employee” means any person who is treated as an employee in the books and records of the Company or any Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Officer” means an individual who is an “executive officer” of the Company, as defined by Rule 3b-7 under the Exchange Act.
“Fair Market Value” means, with respect to a Share as of any date (except in the case of a cashless exercise pursuant to Section 5.4(d)), (i) if the Shares are admitted to trading on a national securities exchange, the closing price of a Share on such date (or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded), (ii) if the Shares are not admitted to trading on a national securities exchange, the average of the closing bid and asked prices for a Share as quoted on any established U.S. interdealer quotation system on which such prices are regularly quoted (or, if the Shares were not quoted on such day, then the next preceding day on which the Shares were quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
“Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means the holder of an outstanding Award granted under the Plan. “Performance Shares” means a contractual right to payment in the form of Shares upon the attainment of one or more performance objectives and any other terms and conditions specified by the Committee.
“Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or Performance Shares, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.
“Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles in the United States of America, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.
“Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.
“Restricted Stock Unit” means an Award that entitles the recipient to receive Shares after a Period of Restriction as described in Article 8 of the Plan.
“Service Provider” means an Employee, Director, or Consultant of the Company or an Affiliate.
“Share” means a share of the Company’s common stock, par value $1.00 per share.
“Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee that shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.
“Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.
“Termination of Service” means, (a) with respect to an Employee, the date the individual ceases to be an Employee, (b) with respect to a Director, the date the individual ceases to be a Director, (c) with respect to a Consultant, the date the individual ceases to be a Consultant, and (d) with respect to an individual who provides services in the capacity of an Employee and of an independent contractor, the date the individual ceases providing services in both capacities. Awards under the Plan shall not be affected by the change of a Participant's status within or among the Company and any Affiliate, so long as the Participant continues to provide services in substantially the same capacity as a Service Provider. For purposes of the Plan and any Award hereunder, if any entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after giving effect to such Affiliate's change in status.

“Unrestricted Shares” means a grant of Shares free of any employment based restrictions. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to a Service Provider.
ARTICLE 14.
MISCELLANEOUS
14.1.    Authorization of Sub-Plans.
(a)    The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems advisable or appropriate, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem advisable or appropriate. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
(b)    In addition, the Committee may make Awards to Participants who are foreign nationals, who are employed outside of the United States of America or both (collectively, “Foreign Participants”) on terms and conditions consistent with the Plan’s purpose but different from the provisions specified herein without amending the Plan as may be advisable or appropriate, as determined in its sole discretion. Subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, the Committee may modify previously granted Awards granted to Foreign Participants to reflect special terms to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
14.2.    Governing Law. Except as specifically provided to the contrary in a sub-plan applicable to a Participant or Beneficiary, the provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.
14.3.    Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present at a meeting, assuming the presence of a quorum, or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may (i) delegate to the Chief Executive Officer (and/or such other officer as the Committee may determine) the authority to grant Awards to employees who are not Executive Officers; and (ii) delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

14.4.    Beneficiary. A Participant to whom an Award has been made under the Plan may designate a Beneficiary or Beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be made on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no Beneficiary has been designated by a Participant, or if the designated Beneficiaries have predeceased the Participant, the Beneficiary shall be the Participant’s estate.
14.5.    Expenses. The costs of administering the Plan shall be paid by the Company.
14.6.    Severability. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.7.    Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean “include but not be limited to,” and the word “including” shall mean “including but not limited to.”
14.8.    No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
14.9.    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
14.10.    Complete Statement of Plan. This document is a complete statement of the Plan.

2225 W. Chandler Blvd.
Chandler, AZ 85224
PHONE:
(480) 917-6000
WEBSITE:
http://www.rogerscorp.com

ROGERS CORPORATION
2225 W. CHANDLER BLVD.
CHANDLER, AZ 85224

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ROGERS CORPORATION
2225 W. Chandler Blvd
Chandler, Arizona 85224

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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Nominees

01) Keith L. Barnes
02) Michael F. Barry
03) Bruce D. Hoechner
04) Carol R. Jensen
05) Ganesh Moorthy
06) Jeffrey J. Owens
07) Helene Simonet
08) Peter C. Wallace

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John Sample
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0000411257_1 R1.0.1.18

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As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

∇ **Please detach and mail in the envelope provided only IF you are not voting via telephone or Internet.** ∇

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report is/are available at www.proxyvote.com

ROGERS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints ROBERT J. McCARD and MICHAEL M. LUDWIG, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 9, 2019 at 8:30 a.m., local time, at the Rogers Global Headquarters, located at 2225 W. Chandler Blvd., Chandler, Arizona 85224 and any adjournment or postponement thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxies will vote as The Board of Directors recommends where a choice is not specified.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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